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                                                                    Exhibit 99.1



                        PHILADELPHIA SUBURBAN CORPORATION
                         401(k) AND PROFIT SHARING PLAN
                           (Effective August 1, 2003)


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                                   ARTICLE I

                              STATEMENT OF PURPOSE
                              --------------------

         1.01 General Purpose. Philadelphia Suburban Corporation (the "Corporation") has established the Philadelphia Suburban Corporation 401(k) and Profit Sharing Plan (the "Plan") effective August 1, 2003, to provide an arrangement for supplementary retirement savings for eligible employees of the Corporation and its participating Affiliates (collectively, the "Employer"). The Plan is also intended to permit eligible employees to elect to have contributions made to the Plan on their behalf pursuant to a cash or deferred arrangement described in ss.401(k) of the Internal Revenue Code of 1986 (the "Code").

         1.02 Qualification under the Code. The Plan is intended to be a profit sharing plan qualified under Code ss.401(a) and to include a cash or deferred arrangement qualified under Code ss.401(k) and an employee stock ownership plan arrangement qualified under Code ss.4975(e)(7). The Trust which is a part of the Plan is intended to be tax-exempt under Code ss.501(a). Subject to the provisions of Article VIII of the Plan, the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding funding vehicle(s). The adoption of the Plan is subject to the approval of the District Director of Internal Revenue.


                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         The following terms when used herein shall have the respective meanings set forth below, unless a different meaning is plainly required by the context in which a term is used:

         2.01 "Account" or "Accounts" shall mean the various record accounts maintained for each Participant, as described in Article X.

         2.02 "Accrued Benefit" shall mean the balance in the Participant's Accounts.

         2.03 "Affiliate" shall mean the Corporation and any corporation which is a member of a controlled group of corporations (as defined in Code ss.414(b)) which includes the Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Code ss.414(c)) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code ss.414(m)) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code ss.414(o). For purposes of applying Code ss.414(b) and (c) to the limitations on benefits set forth in
Section 7.04, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code ss.1563(a)(1).



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         2.04 "Beneficiary" shall mean the beneficiary or beneficiaries designated by a Participant pursuant to Article XIV.

         2.05 "Benefit Commencement Date" shall mean the first day of the first period for which an amount is payable under the Plan.

         2.06 "Board of Directors" shall mean the Board of Directors of the Corporation.

         2.07 "Catch-Up Contributions" shall mean the additional contributions that a Catch-Up Eligible Employee may elect to make, in accordance with Section
5.08 and Code ss.414(v).

         2.08 "Catch-Up Eligible Employee" shall mean, with respect to a Plan Year, a Covered Employee who is a Participant and who has attained age 50 or who will attain age 50 before the end of such Plan Year.

         2.09 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         2.10 "Compensation" shall mean the regular basic salary or wages paid to or on behalf of a Participant during a Plan Year. Compensation shall not include bonuses, incentive pay, overtime pay, commissions or any other non-basic form of current compensation, nor shall compensation include Employer contributions (including deferred income) to this or any other employee benefit plan (other than amounts deferred pursuant to Compensation Reduction Elections under this Plan or amounts deferred pursuant to a cafeteria plan), Employer contributions to Social Security, the value of any fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, or the value of non-money awards or gifts made by the Employer.

         A Participant's Compensation for any Plan Year shall in no event exceed $200,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code ss.401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding twelve months, beginning in such calendar year over which Compensation is determined (the "determination period"). If a determination period consists of fewer than twelve months, the applicable limit (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

         Compensation shall be determined before giving effect to a Participant's Compensation Reduction Election under Article V.

         2.11 "Compensation Reduction Election" shall mean the agreement entered into by a Participant as provided in Section 5.04, whereby a Participant agrees to a reduction in the compensation otherwise payable to him thereafter, which amount shall be contributed by the Trust on behalf of the Participant.

                                      - 2 -

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         2.12 "Corporation Stock" shall mean voting common shares issued by the
Corporation, provided that such common shares constitute "qualifying employer securities" within the meaning of Code ss.4975(e)(8).

         2.13 "Covered Employee" shall mean any person who is an Employee of the Employer who (i) is hired on or after April 1, 2003, (ii) who is rehired on or after August 6, 2003, or (iii) is rehired on or after April 1, 2003 and prior to August 6, 2003 by an Employer and who is not eligible to participate in another 401(k) plan of an Employer, provided such individual is not (a) a leased employee, as long as the Plan continues to meet the coverage requirements of Code ss.410(b) without the inclusion of leased employees, (b) a nonresident alien, (c) a person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in this Plan, or (d) any person classified by the Employer as other than a common law employee as reflected in the payroll and personnel records of the Employer, regardless of how such individual is classified by any governmental or regulatory authority, or by any court and any reclassification by the Employer shall apply prospectively from the date of such reclassification only (and not retroactively to the date on which such individual was found to have first become an employee for any other purpose).

         2.14 "Deferral Contribution" shall mean a contribution made to the Plan by the Employer on behalf of a Participant pursuant to the Participant's Compensation Reduction Election, in accordance with Article V.

         2.15 "Deferral Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Deferral Contributions made on his behalf under the Plan, any earnings on such contributions and unrealized gains and losses allocable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

         2.16 "Discretionary Contribution" shall mean a contribution made to the Plan by the Employer pursuant to Section 5.02(b).

         2.17 "Discretionary Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Discretionary Contributions made on his behalf under the Plan, any earnings on such contributions and unrealized gains and losses allocable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

         2.18 "Effective Date" shall mean August 1, 2003.

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         2.19 "Employee" shall mean each person in the employ of the Employer or an Affiliate and shall include any "Leased Employee" who provides services to the Employer or an Affiliate. Leased Employee for this purpose shall mean any person who is not an employee of the recipient and who provides services to the recipient if (a) such services are provided pursuant to an agreement between the recipient and any other person (referred to as the "leasing organization"); (b) such person has performed such services for the recipient (or for the recipient and related persons within the meaning of Code ss.144(a)(3)) on a substantially full-time basis for a period of at least one year; and (c) such services are performed under the primary direction or control of the recipients. Notwithstanding the foregoing, if such Leased Employees constitute less than 20 percent of the non-highly compensated work force of the Employer and the Affiliates within the meaning of Code ss.414(n)(5)(C)(ii), the term "Employee" shall not include those Leased Employees covered by a plan described in Code ss.414(n)(5). To the extent permitted under Code ss.414(r) and elected by the Corporation, "Employee" shall not include any employees of an Affiliate which operates one or more separate lines of business from the Employer.

         2.20 "Employer" shall mean Philadelphia Suburban Corporation, Pennsylvania Suburban Water Company, Utility & Municipal Services, Inc., Consumers Water Company and any other Affiliate which may hereafter adopt the Plan in accordance with Article XX.

         2.21 "Employer Matching Contribution" shall mean a contribution made to the Plan by the Employer pursuant to Section 5.02(a).

         2.22 "Employer Matching Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Employer Matching Contributions made on his behalf under the Plan, any earnings on such contributions and unrealized gains and losses allocable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

         2.23 "Employer Performance Contribution" shall mean a contribution made to the Plan by the Employer pursuant to Section 5.02(d).

         2.24 "Employer Performance Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Employer Performance Contributions made on his behalf under the Plan, any earnings on such contributions and unrealized gains and losses allocable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

         2.25 "Employer Profit Sharing Contribution" shall mean a contribution made to the Plan by the Employer pursuant to Section 5.02(c).

         2.26 "Employer Profit Sharing Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Employer Profit Sharing Contributions made on his behalf under the Plan, any earnings on such contributions and unrealized gains and losses allowable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

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         2.27 "Employment Commencement Date" shall mean with respect to any individual, the first date on which that individual performs an Hour of Service in the employ of the Employer, whether or not such service was performed as an Employee.

         2.28 "Entry Date" shall mean January 1, April 1, July 1 and October 1 of each Plan Year.

         2.29 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.30 "ESOP Accounts" shall mean the Employer Matching Contribution Account, the Employer Performance Contribution Account, and the Discretionary Contribution Account referenced in Section 11.03(h).

         2.31 "Highly Compensated Employee" shall mean an individual as determined in accordance with Code ss.414(q) and the regulations thereunder as follows:

              (a) Testing period. The determination year is the Plan Year for which the determination of who is highly compensated is being made. The look-back year shall be the preceding Plan Year. The determination of who is a Highly Compensated Employee shall be made in accordance with (b) below.

              (b) Determination Method. In accordance with Code ss.414(q)(12), an Employee shall be a Highly Compensated Employee for the applicable testing period if such Employee:

                  (i) was at any time a 5 percent owner of the Employer or an Affiliate during the determination year or the look-back year; or

                  (ii) received compensation from the Employers and Affiliates in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Code ss.414(q)(1), during the look-back year and was in the top-paid group of Employees for such year.

For purposes of the above determination, compensation shall mean Limitation Compensation. Top-paid group shall mean the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation paid during such year, excluding those who may be excluded as set forth in Code ss.414(q)(5) and in Q&A-9(b) of Treas. Reg. ss.1.414(q)-1T.

         2.32 "Investment Funds" shall mean the funds established for investment of Plan assets.

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         2.33 "Limitation Compensation" shall mean wages, salaries, and fees for professional services and other amounts received for personal service actually rendered in the course of employment with the Employer and all Affiliates, plus amounts which are contributed pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code ss.ss.125, 132(f)(4), 402(e)(3), 402(h), 408(p)(2)(A)(i) and 457. "Limitation Compensation"
does not include:

                  (i) except as provided above, contributions made by the Employer or an Affiliate to a plan of deferred compensation to the extent that, before the application of the limitations of Code ss.415 to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed;

                  (ii) any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Participant when distributed, except any amounts received by a Participant pursuant to an unfunded non-qualified plan in the year such amounts are includible in his gross income; or

                  (iii) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant).

         2.34 "Limitation Year" shall mean the calendar year.

         2.35 "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

         2.36 "Normal Retirement Age" shall mean age 65.

         2.37 "Normal Retirement Date" shall mean the first day of the calendar month coincident with or immediately following the Participant's attainment of Normal Retirement Age.

         2.38 "Participant" shall mean any person who has been or who is a Covered Employee and who has been admitted to participation in this Plan pursuant to the provisions of Article IV hereof. The term "Participant" shall include Active Participants (those Employees who are currently eligible to share in Employer contributions to the Plan), Retired Participants (former Employees who are entitled to receive a distribution of benefits from this Plan), and Vested Participants (employees who are no longer Active Participants, former Employees who have incurred Breaks in Service, and, if this Plan is terminated, former Active Participants who remain employees of the Employer, any of whom are or may become entitled at some future date to the distribution of benefits from this Plan by reason of their having been Active Participants herein).

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         2.39 "Payroll Deduction Election" shall mean the agreement entered into by a Participant as provided in Section 6.02, whereby a Participant authorizes deductions from his pay for the purpose of making Voluntary Contributions to the Plan.

         2.40 "Plan" shall mean the Philadelphia Suburban Corporation 401(k) and Profit Sharing Plan as set forth herein, and as the same may be amended from time to time.

         2.41 "Plan Administrator" shall mean the PSC Pension Committee appointed by the Board pursuant to the provisions of Article XV hereof, or in the absence of any such appointment, the Employer.

         2.42 "Plan Year" shall mean the calendar year.

         2.43 "QDRO" shall mean a qualified domestic relations order within the meaning of ss.206(d)(3)(B) of ERISA and Code ss.414(p).

         2.44 "Rollover Contribution Account" shall mean a separate record account established on behalf of a Participant to reflect any Rollover Contributions he makes to the Plan, any earnings on such contributions and unrealized gains and losses attributable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.

         2.45 "Severance from Employment" shall mean a severance from employment within the meaning of Code ss.401(k)(2)(B)(i)(I), applicable regulations thereunder, and other guidance of general applicability issued thereunder.

         2.46 "Total Disability" shall mean a physical or mental condition of such severity and probable prolonged duration as to render it unlikely, in the judgment of the Plan Administrator, that the Participant will be able to maintain substantial gainful employment in any capacity to which he is suited by education or employment experience in the foreseeable future. Such condition must have prevailed for a period of at least six (6) months before any determination by the Plan Administrator shall be made with respect to the prospect of the Participant for resumed gainful employment, and such condition must have qualified the Participant for disability retirement benefits under the Federal Social Security Act. The Plan Administrator shall rely, in making any such determination, upon the judgment of one or more medical practitioners selected by the Plan Administrator and upon such evidence as is presented by the Participant. No determination of Total Disability shall be made if the Participant fails to provide such evidence as is required by the Plan Administrator and/or fails to submit to examination by the medical practitioner(s) selected by the Plan Administrator.

         2.47 "Trust Agreement" shall mean the Philadelphia Suburban Corporation 401(k) and Profit Sharing Plan Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the management of the assets of the Plan.

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         2.48 "Trust Fund" shall mean all of the assets of the Plan held by the
Trustee (or any nominee thereof) at any time under the Trust Agreement.

         2.49 "Trustee" shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

         2.50 "Valuation Date" shall mean the last day of the Plan Year (the "Annual Valuation Date") and each other interim date during the Plan Year on which a valuation of the Trust Fund is made.

         2.51 "Vesting Computation Period" shall mean the Plan Year.

         2.52 "Voluntary Contribution" shall mean a contribution made to the Plan by a Participant in accordance with Article VI.

         2.53 "Voluntary Contribution Account" shall mean a separate record account established on behalf of each Participant to reflect the Voluntary Contributions he makes to the Plan, any earnings on such contributions and unrealized gains and losses allocable to such Account, less any amounts distributed to the Participant or his Beneficiary from such Account.


                                  ARTICLE III

                                    SERVICE
                                    -------

         3.01 Hour of Service.

              (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment for the performance of duties for the Employer.

              (b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Employer (either directly or indirectly through a trust fund or insurer) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including long term disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                  (i) Hours of Service shall not be credited under this subsection (b) to an Employee for payments made or due under a plan maintained solely for the purpose of complying with any applicable workers' compensation, unemployment compensation or disability insurance laws;

                  (ii) Hours of Service shall not be credited under this subsection (b) to an Employee for any payment which solely reimburses him for medical or medically related expenses he has incurred; and

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                  (iii) No more than 501 Hours of Service shall be credited
         under this subsection (b) to an Employee for any single continuous period during which the Employee performs no duties for the Employer.

              (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided that the same Hours of Service shall not be credited under subsection (a) or subsection (b) and under this subsection (c).

              (d) An Hour of Service is each hour that constitutes part of the Employee's customary work week during the month immediately preceding his absence in the case of military service in the armed forces of the United States provided that the Employee returns to employment with the Employer after his release from active service within the period during which his right to reemployment is protected by law.

              (e) Solely for the purposes of determining whether an Employee has had a Break in Service, as defined in Section 3.04, an Employee who is absent from work for maternity or paternity reasons or as a result of a leave of absence governed by the Family and Medical Leave Act of 1993 shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. An absence from work for maternity or paternity reasons means a continuous absence which is
(i) by reason of the pregnancy of the Employee; (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The total number of Hours of Service credited under this subsection (e) for any absence from work for maternity or paternity reasons or due to a serious health condition, when aggregated with any Hours credited under subsection (b) or subsection (d) which relate to the same absence, shall not exceed 501. The Hours of Service credited under this subsection (e) shall be credited (i) in the Eligibility and Vesting Computation Periods in which the absence begins if necessary to avoid a Break in Service in such Computation Periods, or (ii) in all other cases, in the following Eligibility and Vesting Computation Periods. Notwithstanding the foregoing, no credit will be given under this subsection (e) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish (i) that the absence from work is for maternity or paternity reasons as herein defined, and (ii) the number of days for which there was such an absence.

         In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under subsection (b), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in subsection (b) the number of Hours of Service to be credited shall be determined in accordance with the applicable regulations prescribed by Secretary of Labor set forth in 29 CFR ss.2530.200b-2(b).

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                  Hours of Service described in subsections (a), (b) and (c)
shall be credited to Service Computation Periods in accordance with the applicable regulations prescribed by the Secretary of Labor set forth in 29 CFR ss.2530.200b-2(c).

         3.02 Determination and Crediting of Hours of Service. An Employee shall be credited with 190 Hours of Service for each month in which the Employee performs at least one Hour of Service.

         3.03 Year of Service shall have the following meanings when used in the
Plan:

              (a) When applied to vesting provisions, a "Year of Service" shall mean a Vesting Computation Period in which the person completes one thousand (1,000) or more Hours of Service, whether or not that service is performed as an Employee, subject, however, to the limitations on service which is credited for vesting purposes as stated in Article X of the Plan.

              (b) For the purposes of Section 3.03(a), Hours of Service credited with respect to service with any Affiliate shall be considered Hours of Service credited with respect to service with the Employer, provided, however, that Hours of Service with any entity prior to the date on which it became an Affiliate and Hours of Service with any entity subsequent to the date on which it ceased to be an Affiliate shall not be considered to be Hours of Service with the Employer, unless otherwise provided by action of the Board of Directors as reflected in Appendix A to the Plan. Credit for service with a prior employer shall also be considered service with the Employer to the extent provided by action of the Board of Directors as reflected in Appendix A to the Plan.

              (c) All Years of Service which become Disregarded Prior Service shall cease to be Years of Service for all purposes under the Plan.

         3.04 Break in Service. A Break in Service shall mean failure by a Participant or Employee to complete more than five hundred (500) Hours of Service during any Computation Period. Any Break in Service shall be deemed to have commenced on the first day of the Computation Period in which it occurs, or, if later, the date on which the Employee last renders service for which he or she is entitled to credit for an Hour of Service during such Computation Period. No Break in Service shall be deemed to occur during an Employee's initial Eligibility Computation Period solely because of his failure to complete more than five hundred (500) Hours of Service during any one Plan Year occurring in part during such twelve-month period if the Employee completes one (l) Year of Service during such initial Eligibility Computation Period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of the Plan setting forth circumstances of Excused Absence. Service with an Affiliated Company in any Computation Period shall be considered service with the Employer in that Computation Period for the purposes of this Section 3.04.

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         3.05 Disregarded Prior Service. Years of Service completed prior to any
Break in Service shall be disregarded, where the Participant had no vested interest in contributions (other than After-Tax Contributions) made on his behalf prior to such Break in Service, and the number of consecutive one-year Breaks in Service experienced by the Participant (including in such series of consecutive one-year Breaks in Service the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds both five (5), and the number of Years of Service, other than Disregarded Prior Service, completed by the Employee (whether or not such Years of Service were completed as an Employee), prior to such Break in Service.

         3.06 Excused Absence means any of the following:

              (a) Absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purposes of this provision, the Employer will give similar treatment to all Employees in similar circumstances.

              (b) Absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer.

              (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

              (d) Absence by reason of illness or disability until such time as the employment relationship between Employer and Employee is severed.

         An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a Break in Service as of the later of (1) and (2), where:

                  (1) is the first day of such absence if the Employee fails to return to the service of the Employer (A) within five (5) days of the expiration of any leave of absence referred to in Section 3.06(a) above; (B) at such time as the payment of regular compensation referred to in Section 3.06(b) above is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six (6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability; or

                  (2) is the first day of the first Plan Year in which the Employee fails to complete more than five hundred (500) Hours of Service.

         The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

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         3.07 Qualified Military Service. Notwithstanding any provision of this
Plan to the contrary, service credit with respect to qualified military service will be provided in accordance with Code ss.414(u), except to the extent the provisions of this Plan are more generous to the Participant with respect to service credit.

                                   ARTICLE IV

                           ELIGIBILITY TO PARTICIPATE
                           --------------------------

         4.01 Initial Eligibility. Each Covered Employee shall become a Participant in the Plan as of the Entry Date coincident with or next following the date on which he completes six months of service, provided he is a Covered Employee in the service of the Employer on the applicable Entry Date.

         4.02 Participation. A Covered Employee who has met the applicable eligibility requirements may make a Compensation Reduction Election and/or Payroll Deduction Election in accordance with procedures established by the Plan Administrator and shall complete any enrollment forms and provide such data as are reasonably required by the Plan Administrator.

         4.03 Readmission after Breaks in Service and Employment Termination.

              (a) For the purposes of determining eligibility to be an Active Participant, service prior to the occurrence of a Break in Service shall be combined with service subsequent to such Break in Service except where the service prior to the Break in Service is Disregarded Prior Service.

              (b) The following persons shall be admitted or readmitted to Active Participant status as of the date on which they resume their status as Covered Employees:

                  (1) Any person who satisfied the minimum service requirement, who experienced a termination of employment prior to the Entry Date on which he would have assumed Active Participant status and was not in the employ of the Employer on that Entry Date, and who subsequently again becomes a Covered Employee without experiencing a Break in Service.

                  (2) Any person who experienced a Break in Service but who had a vested interest in Contributions made on his behalf by reason of a prior period of participation.

              (c) Any person who is rehired on or after August 6, 2003 and who previously had a vested interest in contributions made on his behalf under another 401(k) plan of an Employer shall be admitted to Active Participant status upon becoming a Covered Employee.

              (d) Any individual who experiences a Break in Service, whose prior service is not otherwise protected under the provisions of this Section 4.03, and who thereafter retains or resumes a status as a Covered Employee shall be considered a new employee upon performance of one (1) Hour of Service subsequent to such Break in Service, and shall be required to satisfy the minimum service requirements of Section 4.01 hereof without regard to service prior to a Break in Service or employment termination.

         4.04 Changes in Status. In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliate) becomes a Covered Employee by reason of a change in status (without experiencing a Break in Service) to a category of employment eligible for participation, and subject to the provisions set forth in the remainder of this Section 4.04, he shall become a Participant as of the date on which occurs such change to Covered Employee status. However, if on the date of such change, he has not satisfied all of the requirements of Section 4.01 hereof, he will not become a Participant until the Entry Date coincident with or next following the date on which he first satisfies all of the requirements of Section 4.01, and will then become a Participant only if he is still then a Covered Employee.

         4.05 Special Participation Rule for AquaSource Employees. Each person who becomes a Covered Employee of AquaSource Utility, Inc. or Consumers Water Company or its subsidiaries as a result of the acquisition of certain assets of AquaSource, Inc. shall become a Participant in the Plan on the date of such acquisition and shall receive credit for service with AquaSource, Inc. for purposes of vesting.


                                   ARTICLE V

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

         5.01 Deferral Contributions. Subject to the limitations set forth in
Article VII, effective August 5, 2003, the Employer shall make Deferral Contributions to the Plan on a Participant's behalf, in accordance with such Participant's election to reduce his salary, in an amount equal to any whole percentage which is not less than 1 percent nor greater than 25 percent (15 percent for Participants who are Highly Compensated Employees) of his Compensation. Deferral Contributions may be made without regard to the Employer's current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year.

         5.02 Other Employer Contributions.

              (a) Employer Matching Contributions. Subject to the limitations set forth in Article VII, the Employer shall contribute, on behalf of each Active Participant, subject to subsection (c) below, an amount equal to 50 percent of the first 6 percent of a Participant's Compensation which is contributed to the Plan by the Employer as Deferral Contributions on behalf of such Participant pursuant to a Compensation Reduction Election.

              (b) Discretionary Contributions. As of the last day of the Plan Year, the Employer may contribute such amounts, if any, as the Board, in its absolute discretion, determines. Such contribution shall be allocated among Active Participants for such Plan Year, subject to subsection (c) below and the limitations set forth in Article VII, crediting each such Discretionary Contribution Account with an amount determined by multiplying the amount available for allocation by a fraction, the numerator of which is the Participant's Compensation for the Plan Year and the denominator of which is the aggregate of the Compensation of all such Active Participants for the Plan Year. In its sole discretion, the Board of Directors, may limit eligibility for allocation of such Discretionary Contributions to Active Participants who are not Highly Compensated Employees.

              (c) Employer Profit Sharing Contributions. The Employer may, in its discretion, make an Employer Profit Sharing Contribution with respect to Participants employed in a designated division or business group of the Employer to be allocated as of the last day of the Plan Year among such eligible Participants. The Employer Profit Sharing Contribution shall be either a flat dollar amount per eligible Participant (pro-rated for employment of less than a full year in such division or business group as an eligible Participant) or a percentage of each eligible Participant's Compensation attributable to employment in such division or business group, as determined by the PSC Pension Committee. An eligible Participant is any Covered Employee in such designated division or business group who has become a Participant pursuant to Section 4.01 without regard to whether or not he makes a Compensation Reduction Election or a Payroll Deduction Election.

              (d) Employer Performance Contributions. The Employer may, in its discretion, make an Employer Performance Contribution on behalf of eligible Participants if certain performance goals are achieved with respect to a Plan Year in accordance with a formula established by the Board of Directors. Such Employer Performance Contributions, if made, shall be either a flat dollar amount per eligible Participant or a percentage of each eligible Participant's Compensation. The formula may provide for one goal or for scaled goals with corresponding scaled contribution amounts.

              For purposes of this subsection (d), an eligible Participant is any Covered Employee, who has become a Participant pursuant to Section 4.01 without regard to whether or not he makes a Compensation Reduction Election or a Payroll Deduction Election, provided, however, that the PSC Pension Committee may, in its sole discretion, exclude from eligibility for allocation of such Employer Performance Contributions Covered Employees who are employed at the manager level and above.

              (e) Allocation of Employer Contributions. An Active Participant shall be entitled to share in the allocation of Employer Contributions as provided under Sections 5.02(a), (b), (c) and (d) for the Plan Year. Notwithstanding the foregoing, any Participant who changed from an eligible to ineligible classification or vice versa during the Plan Year shall be entitled to share in the allocation only with respect to his Compensation paid for Hours of Service while a Covered Employee during such Plan Year.

         5.03 Timing and Form of Contributions.

              (a) Contributions made pursuant to Section 5.01 shall be made in cash no later than the date established for the filing of the Employer's Federal income tax return (including any extension of that date) for the fiscal year with respect to which such contribution is made, and may be made at any earlier date, provided, however, that no amount shall be held by the Employer without contributing the same to the Plan for a period longer than (i) the fifteenth business day of the month following the month in which contributions would otherwise have been payable to the Participant in cash, or, (ii) if shorter, the earliest date on which such amounts can reasonably be segregated from the Employer's general assets. Amounts contributed pursuant to Section 5.01 with respect to any Plan Year shall be credited to the Deferral Contribution Account of the Participant as promptly as practicable after receipt thereof but in no event later than the last day of such Plan Year.

              (b) Contributions made pursuant to Section 5.02(a), (b), or (d) shall be made in cash, Corporation Stock, or in any combination thereof, as determined by the Employer. Contributions made pursuant to Section 5.02(a) shall be determined and contributed to the Plan on a payroll basis and shall be credited as promptly as practicable after receipt thereof to the Employer Matching Contribution Account of the Participant. As soon as practicable after the end of each Plan Year, the percentage reduction of a Participant's Compensation and the amount of Employer Matching Contributions on a Plan Year basis, as provided in Section 5.02(a), shall be determined with respect to each Participant and any additional Employer Matching Contributions which are required as well as any contribution pursuant to Section 5.02(b) or (d) shall be contributed no later than the date established for the filing of the Employer's Federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extension of such filing date) and shall be deemed credited to the appropriate Account of the Participant no later than the last day of the Plan Year with respect to which such contribution was made.

              (c) Contributions made pursuant to Section 5.02(c) shall be made in cash no later than the date established for the filing of the Employer's Federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extension of such filing date) and shall be deemed credited to the Employer Profit Sharing Contribution Account of the Participant no later than the last day of the Plan Year with respect to which such contribution was made.

         5.04 Compensation Reduction Election. A Participant's Deferral Contributions shall be made pursuant to his Compensation Reduction Election. The procedures for making a Compensation Reduction Election shall be established by the Plan Administrator.

         If the Plan Administrator determines that all or any part of the amount elected by the Participant as a Deferral Contribution may not be contributed to the Trust as such because of the limitations set forth in Article VII, the Employer shall not be required to make such contribution to the Trust, and may instead pay the amount which is not contributed directly to the Participant as additional compensation.

         5.05 Effective Date of Compensation Reduction Elections.

              (a) Initial Effective Date. A Compensation Reduction Election shall become effective as of the latest of:

                  (1) the date on which the Employee first satisfies all other requirements for admission as a Participant in the Plan;

                  (2) as soon as practicable following the date on which the Compensation Reduction Election is made; or

                  (3) the date specified in such Compensation Reduction
         Election.

              (b) Cancellation and Reinstatement. A Compensation Reduction Election may be cancelled or suspended by a Participant at any time in accordance with procedures established by the Plan Administrator and such cancellation or suspension shall be effective as soon as practicable after receipt of notice of such cancellation or suspension.

              (c) Automatic Suspension. A Compensation Reduction Election shall be automatically suspended as provided in Section 12.04(c)(2).

         5.06 Changes in Compensation Reduction Election.

         A Participant may change his Compensation Reduction Election to increase or decrease his Deferral Contribution amount at any time in accordance with procedures established by the Plan Administrator and such change shall be effective as soon as practicable after receipt of notice of such change. Any such change, be it an increase or a decrease, shall be in increments of 1 percent of Compensation. No such change shall (i) increase the tentative Deferral Contribution amount above the applicable dollar amount set forth in Code ss.402(g) (as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code ss.402(g)(4)), or (ii) reduce the tentative Deferral Contribution amount as to future payments of remuneration below one percent (1%) of Compensation.

         5.07 Qualified Military Service. Notwithstanding any provisions of the Plan to the contrary, contributions with respect to qualified military service will be provided in accordance with Code ss.414(u).

         5.08 Catch-Up Contributions.

                  (i) Model Amendment. A Catch-Up Eligible Employee shall be eligible to make additional contributions ("Catch-Up Contributions") in accordance with, and subject to the limitations of, Code ss.414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code ss.402(g) and ss.415. Furthermore, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code ss.ss.401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.

                  (ii) Rules Regarding Catch-Up Contributions. The Plan shall be administered in accordance with any final or proposed regulations or other guidance issued by the Internal Revenue Service under Code ss.414(v). Subject to such regulations and other guidance, the following provisions shall apply with respect to Catch-Up
         Contributions:

                       (A) Each Catch-Up Eligible Employee shall be given an
              opportunity to elect to make Catch-Up Contributions for a Plan Year. Such election shall be made at such time and in such manner as prescribed by the Plan Administrator.

                       (B) No Employer Matching Contributions shall be made with
              respect to Catch-Up Contributions.

                       (C) Except as otherwise provided in this Section 5.08,
              Catch-Up Contributions and earnings thereon shall be treated in the same manner as Deferral Contributions and earnings thereon.


                                   ARTICLE VI

                            PARTICIPANT CONTRIBUTIONS
                            -------------------------

         6.01 Mandatory Contributions. No contributions shall be required of any Participant.

         6.02 Voluntary Contributions.

              (a) Amount. Subject to the limitations of Article VII, a Participant may contribute to the Trust an amount equal to any whole percentage which is not less than 1 percent nor greater than 10 percent of his Compensation.

              (b) Method and Timing. Except as otherwise permitted by the Plan Administrator, Voluntary Contributions shall be made by means of payroll deduction and shall commence as soon as practicable following the Participant's Payroll Deduction Election. The Plan Administrator shall prescribe procedures for making a Payroll Deduction Election. The Employer shall withhold the designated amount each pay period and shall forward the amount as promptly as practicable to the Trustee. The Plan Administrator may, in its sole discretion, accept other methods of making Voluntary Contributions to the Trust. Voluntary Contributions shall be credited to a Participant's Account as promptly as practicable after receipt thereof.

              (c) Suspension of Contributions; Changes of Contribution Rate.

                  (1) A Participant making contributions pursuant to Section 6.02(a) may suspend such contributions upon notice in accordance with procedures established by the Plan Administrator. Any such suspension shall be effective as soon as practicable after receipt of such notice.

                  (2) A Participant may change his rate of contributions made pursuant to Section 6.02(a) at any time in accordance with procedures established by the Plan Administrator. Changes pursuant to the privilege granted in this Section 6.02(c) shall be effective as soon as practicable following such notice.

                  (3) Participants will not be permitted to make up any contribution opportunity which has been foregone by (A) a suspension of contributions pursuant to Section 6.02(c)(1), (B) a reduction in contribution rates pursuant to Section 6.02(c)(2), or (C) a determination to contribute at less than the maximum permissible rate under Section 6.02(a).

              (d) Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, a Participant's ability to make contributions to the Plan with respect to qualified military service will be determined in accordance with Code ss.414(u), except to the extent the provisions of this Plan are more generous with respect to the Participant's ability to make such contributions.


                                  ARTICLE VII

                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------

         7.01 Maximum Amount of Deferral Contributions.

              (a) Limitation on Amount. No Participant shall be permitted to have Deferral Contributions made under this Plan or any other qualified plan maintained by the Employer during any calendar year in excess of the applicable dollar amount set forth in Code ss.402(g) (as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code ss.402(g)(4)). Any amount designated as Deferral Contributions to the Plan by a Participant in excess of the limit under this Section 7.01(a) which are not Catch-Up Contributions under Section 5.08 shall be deemed to be Voluntary Contributions. Contributions deemed Voluntary Contributions under this Section 7.01(a) and Voluntary Contributions designated under Section 6.02(a) may not, in the aggregate, exceed 10 percent of such Participant's Compensation for the Plan Year.

              (b) Distribution of Excess Deferrals. Notwithstanding any other provisions of the Plan, the amount of any Deferral Contributions for a calendar year which are made to this Plan on behalf of a Participant and which exceed the limit imposed on the Participant by Code ss.402(g) or which a Participant claims to be excess deferrals pursuant to the procedure set forth in subsection (c) (hereinafter "Excess Deferral Amounts"), plus any income and minus any loss allocable thereto, shall be distributed no later than each April 15, to such Participants. Excess Deferral Amounts shall be treated as Annual Additions under the Plan.

              (c) Claim for Distribution of Excess Deferral. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than February 28; shall specify the amount of the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amounts, when added to amounts deferred under other plans or arrangements described in Code ss.ss.401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code ss.402(g) for the year in which the deferral occurred.

              (d) Adjustment of Amount of Excess Deferral. Excess Deferral Amounts shall be adjusted for income or loss. The income or loss allocable to Excess Deferral Amounts shall be determined by the Plan Administrator in a manner uniformly applicable to all Participants and consistent with Treasury regulations.

              (e) Forfeiture of Employer Matching Contributions. Any Employer Matching Contributions related to Excess Deferrals shall be forfeited.

         7.02 Limitations on Deferral Contributions of Highly Compensated Participants.

              (a) Limitations. The Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall bear a relationship to the Average Actual Deferral Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year which meets one of the following tests:

                  (i) The Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                  (ii) The Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points.

              (b) Definitions. For purposes of this Section 7.02 the following definitions shall apply:

                  (i) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of the Deferral Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Statutory Compensation for the Plan Year.

                  (ii) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group.

                  (iii) "Eligible Employee" shall mean any Covered Employee who has met the eligibility requirements of Article IV and is eligible to elect to have Deferral Contributions made to the Plan on his behalf for the Plan Year.

                  (iv) "Statutory Compensation" shall mean the Limitation Compensation paid to or on behalf of an Eligible Employee during the applicable period, but shall in no event exceed $200,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code ss.401(a)(17)(B). The applicable period shall mean the portion of Plan Year during which the Eligible Employee was eligible to participate in the Plan.

              (c) Aggregation of Certain Plans. For purposes of this Section 7.02, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals or qualified nonelective contributions allocated to his account under two or more plans or arrangements described in Code ss.401(k) that are maintained by the Employer or an Affiliate shall be determined as if all such elective deferrals and qualified nonelective contributions were made under a single arrangement.

              (d) Disaggregation. The Employer may apply the special rule of Code ss.401(k)(3)(F) for early participation, provided the Employer has elected to apply Code ss.410(b)(4)(B) in determining whether Code ss.410(b)(1) is satisfied.

              (e) Compliance with Regulations. The determination and treatment of the Deferral Contributions and Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. If, with respect to the Plan Year beginning August 1, 2003, this Plan is not aggregated with any other plan (that was or included a 401(k) plan in the prior year) under Treas. Reg. ss.1.401(k)-1(g)(11), the Average Actual Deferral Percentage of the Non-Highly Compensated Employees shall be the Average Actual Deferral Percentage for such Non-Highly Compensated Employees for the Plan Year commencing August 1, 2003.

              (f) Distribution of Excess Contributions. The following rules shall govern the distribution of any Excess Contributions:

                  (i) Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

                  (ii) The amount of Excess Contributions for a Plan Year shall equal the excess of:

                       (1) The aggregate amount of Deferral Contributions
              actually paid over to the Trust on behalf of Highly Compensated Participants for such Plan Year, over

                       (2) The maximum amount of such contributions permitted
              under this Section 7.02 (determined by reducing contributions made on behalf of Highly Compensated Participants in order of their Actual Deferral Percentages, beginning with the highest such percentage).

                  (iii) The Plan Administrator shall adjust Excess Contributions in accordance with the following: the Highly Compensated Participant having the highest dollar amount of Deferral Contributions for such Plan Year shall have Excess Contributions distributed to him until all Excess Contributions have been distributed, or until the dollar amount of his remaining Deferral Contributions equal the dollar amount of the Deferral Contributions of the Highly Compensated Participant with the second highest dollar amount of Deferral Contributions. This process is repeated until all Excess Contributions have been distributed.

                  (iv) Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Contributions shall be determined in the same manner as set forth in Section 7.01(d) with regard to Excess Deferrals.

              (g) Ordering Rules. The determination of Excess Contributions shall be made after first determining the Excess Deferral Amounts.

              (h) Forfeiture of Employer Matching Contributions. Any Employer Matching Contributions related to Excess Contributions shall be forfeited.

         7.03 Limitations on Employer Matching Contributions and Voluntary Contributions of Highly Compensated Participants.

              (a) Limitations. The Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall bear a relationship to the Average Contribution Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year which meets one of the following tests:

                  (i) The Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                  (ii) The Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, provided the Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees does not exceed the Average Contribution Percentage for the preceding Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points.

              (b) Definitions. For purposes of this Section 7.03 the following definitions shall apply:

                  (i) "Contribution Percentage" shall mean (a) the ratio (expressed as a percentage) of the Employer Matching Contributions (and Qualified Nonelective Contributions if the Plan Administrator so elects) on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Statutory Compensation for the Plan Year, and (b) the ratio (expressed as a percentage) of the Voluntary Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Statutory Compensation for the Plan Year, so that the annual limitations tests described in Section 7.03(a) above are performed separately with respect to Employer Matching Contributions (and any Qualified Nonelective Contributions) and Voluntary Contributions.

                  (ii) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

                  (iii) "Eligible Employee" shall mean any Covered Employee who has met the eligibility requirements of Article IV, who is eligible to elect to have Voluntary Contributions and Deferral Contributions made to the Plan on his behalf, and who, if he elected to have Deferral Contributions made on his behalf, would have Employer Matching Contributions allocated to his Employer Matching Contribution Account for the Plan Year.

                  (iv) "Qualified Nonelective Contributions" under this Plan shall mean Employer Performance Contributions and Discretionary Contributions and shall otherwise mean employer contributions as defined under Code ss.401m)(4)(c) and the regulations thereunder.

                  (v) "Statutory Compensation" shall have the same meaning as set forth in Section 7.02(b)(iv).

              (c) Aggregation of Certain Plans.

                  (i) For purposes of this Section 7.03, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions, or to have matching contributions, qualified non-elective contributions or elective deferrals allocated to his account under two or more plans described in Code ss.401(a) or arrangements described in Code ss.401(k) that are maintained by the Employer or an Affiliate shall be determined as if all such contributions and elective deferrals were made under a single plan.

                  (ii) In the event that this Plan satisfies the requirements of Code ss.410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code ss.410(b) only if aggregated with this Plan, then this Section 7.03 shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan.

              (d) Disaggregation. The Employer may apply the special rule of Code ss.401(m)(5)(C) for early participation, provided the Employer has elected to apply Code ss.410(b)(4)(B) in determining whether Code ss.410(b)(1) is satisfied.

              (e) Compliance with Regulations. The determination and treatment of the Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. If, with respect to the Plan Year beginning August 1, 2003, this Plan is not aggregated with any other plan (that included a section 401(m) plan in the prior year) under Treas. Reg. ss.1.401(m)-1(g)(14), the Average Contribution Percentage of the Non-Highly Compensated Employees shall be the Average Contribution Percentage for such Non-Highly Compensated Employees for the Plan Year beginning August 1, 2003.

              (f) Distribution of Excess Aggregate Contributions. The following rules shall govern the distribution of any Excess Aggregate Contributions (determined separately with respect to Employer Matching Contributions and Voluntary Contributions as provided above):

                  (i) Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Employer Matching Contribution Accounts or Voluntary Contribution Accounts such Excess Aggregate Contributions were made for the preceding Plan Year.

                  (ii) The amount of Excess Aggregate Contributions for a Plan Year shall equal the excess of:

                       (1) The aggregate amount of Employer Matching
              Contributions (and Qualified Nonelective Contributions treated as Employer Matching Contributions for testing purposes if the Plan Administrator so elects) or Voluntary Contributions actually paid over to the Trust on behalf of Highly Compensated Participants for such Plan Year, over

                       (2) The maximum amount of such contributions permitted
              under this Section 7.03 (determined by reducing contributions made on behalf of Highly Compensated Participants in order of their Actual Contribution Percentages, beginning with the highest such percentage).

                  (iii) The Plan Administrator shall adjust Excess Aggregate Contributions in accordance with the following: the Highly Compensated Participant having the highest dollar amount of Employer Matching Contributions or Voluntary Contributions for such Plan Year shall have Excess Aggregate Contributions distributed to him until all Excess Aggregate Contributions have been distributed, or until the dollar amount of his remaining Employer Matching Contributions or Voluntary Contributions equal the dollar amount of the Employer Matching Contributions or Voluntary Contributions of the Highly Compensated Participant with the second highest dollar amount of such Contributions. This process is repeated until all Excess Aggregate Contributions have been distributed.

                  (iv) Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined in the same manner as set forth in
         Section 7.01(d) with regard to Excess Deferrals.

                  (v) Notwithstanding the foregoing, if the Participant is not vested in his Employer Matching Contribution Account, his Excess Aggregate Contributions attributable to his Employer Matching Contribution Account shall be forfeited.

         7.04 Code ss.415 Limitations.

              (a) Maximum Annual Addition. Notwithstanding any other provision of the Plan, the "Annual Addition" to a Participant's Accounts for any Limitation Year shall not exceed the lesser of:

                  (i) $40,000 (adjusted for increases in the cost of living under Code ss.415(d)); or

                  (ii) 100 percent of the Participant's Limitation Compensation for such Limitation Year.

However, the compensation limitation referred to in (ii) above shall not apply to:

                  (i) any contribution for medical benefits (within the meaning of Code ss.419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition; or

                  (ii) any amount otherwise treated as an Annual Addition under Code ss.415(l)(1).

                  The "Annual Addition" to a Participant's Accounts for any Limitation Year shall be the sum, for such Year, of:

                  (1) employer contributions;

                  (2) employee contributions (determined without regard to any rollover contributions or to contributions to a simplified employee pension which are excludable from gross income under Code ss.408(d)(3));

                  (3) forfeitures; and

                  (4) amounts described in Code ss.415(l)(1) and ss.419A(d)(2).

              (b) Aggregation Rules. For purposes of applying the limitations of
Section 7.04(a) applicable to a Participant for a particular Limitation Year:

                  (i) All tax-qualified defined contribution plans ever maintained by the Employer will be treated as one defined contribution plan; and

                  (ii) Any tax-qualified defined contribution plan maintained by any Affiliate will be deemed to be maintained by the Employer.

         7.05 Order of Reductions.

         If as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Deferral Contributions that may be made with respect to any Participant under the limits of Code ss.415, or under other circumstances permitted by the Commissioner of Internal Revenue, the Plan Administrator determines that the Annual Additions allocated to a Participant's Accounts for a Plan Year would exceed the limitations set forth in Section 7.04(a), the excess Annual Additions shall be reduced as follows:

                  (i) There shall first be returned to the Participant such portion of the Voluntary Contributions he made to the Plan during the Limitation Year as is necessary to reduce the Annual Addition to his Accounts to the maximum allowable hereunder.

                  (ii) If all such Voluntary Contributions are returned to the Participant and further reduction is necessary, there shall be returned to him such portion of the Deferral Contributions he made to the Plan during the Limitation Year as is necessary to reduce the Annual Addition to his Accounts to the maximum allowable hereunder, provided such Deferral Contributions were not matched by any Employer Matching Contributions. If such Deferral Contributions were matched by Employer Matching Contributions, the Deferral Contributions and Employer Matching Contributions shall be reduced pro-rata; such Deferral Contributions shall be returned to the Participant and the Employer Matching Contributions shall be disposed of as provided under (iii) below.

                  (iii) If further reduction is required, the Participant's Deferral Contributions and Employer Matching Contributions shall be reduced pro-rata and shall be disposed of as follows:

                       (A) First, if the Participant is covered by the Plan as
              of the end of the Plan Year, such excess Annual Additions shall be reapplied to reduce future contributions for the next Plan Year (and for each succeeding Plan Year as necessary) for such Participant, so that in each such Plan Year the sum of actual Deferral Contributions and Employer Matching Contributions plus the reapplied amount shall equal respectively the amounts of such contributions which would otherwise have been allocated to the Participant's Accounts.

                       (B) Second, if the Participant is not covered by the Plan
              as of the end of the Plan Year, such excess Annual Additions shall be held unallocated in a suspense account for the Plan Year and shall be used in the next Plan Year (and succeeding Plan Years as necessary) to reduce future Deferral Contributions and Employer Matching Contributions for all remaining Participants.

         Until applied to reduce future contributions as provided in (A) and (B) above, such amounts shall be held in an unallocated suspense account and shall, with the earnings thereon, be applied against the administrative costs of the Plan and otherwise treated as investment yield of the Trust Fund.


                                  ARTICLE VIII

               ADDITIONAL PROVISIONS CONCERNING PLAN CONTRIBUTIONS
               ---------------------------------------------------

         8.01 Exclusive Benefit. Plan contributions and any income therefrom shall not be used for any purpose other than the exclusive benefit of Participants and their Beneficiaries under the Plan.

         8.02 Contributions Irrevocable - Limited Refunds. Except as provided below, all contributions to the Trust shall be irrevocable; provided, however that Plan contributions may be refunded to the Employer under the following circumstances and subject to the following limitations:

              (a) Contributions are conditioned on the initial qualification of the Plan. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer shall be returned to the Employer within one year after the initial qualification is denied, but only if the application for the initial qualification is made by the time prescribed by law for filing the Employer's income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

              (b) To the extent that a Federal income tax deduction is claimed by the Employer for any Plan contribution but is disallowed by the Internal Revenue Service, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance, upon presentation of evidence of disallowance and a demand by the Employer for such refund.

              (c) If a Plan contribution is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of such contribution as is attributable to the mistake of fact shall be returned to the Employer on demand, upon presentation of evidence by the Employer of the mistake to the Trustee; provided, however that such demand and repayment must be effectuated within one year after the payment of the contribution to which the mistake applies.

         All refunds under this Section 8.02 shall be limited in amount, circumstance and timing to the provisions of ss.403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan under Code ss.401(a).

         8.03 Contributions Contingent on Deductibility. Notwithstanding any other provision of the Plan, the Employer shall not be required to make any Plan contributions for any Plan Year which exceed the maximum amount deductible under Code ss.404 for the Employer's taxable year or years ending with or within the Plan Year.

         8.04 Multiple Employers. If an Employer is barred from making a contribution hereunder by reason of an absence of profits, any other entity which is part of an affiliated group, as defined in Code ss.1504(a), with such Employer may contribute to the Plan in accordance with the provisions and limitations set forth in Code ss.404(a)(3)(B) with all such contributed amounts to be thereafter treated under the Plan as though contributed by the restricted Employer.


                                   ARTICLE IX

                             ROLLOVER CONTRIBUTIONS
                             ----------------------

         9.01 Rollover Contributions. Any Covered Employee may make a Rollover Contribution (as defined in Section 9.02) at any time, provided that the Plan Administrator gives its permission in advance. The Trustee shall credit the amount of any Rollover Contribution to the Rollover Contribution Account of the contributing Covered Employee as of the Valuation Date coincident with or next following the date the Rollover Contribution is made.

         9.02 Definitions.

              (a) Rollover Contribution. The term "Rollover Contribution" as used in this Article IX shall mean an "eligible rollover distribution" as defined in 9.02(b) below which is (i) transferred to the trustee within 60 days of the date received by the Participant, or (ii) made in the form of a Direct Rollover as defined in 9.02(c) below.

              (b) Eligible Rollover Distribution. The term "Eligible Rollover Distribution" as used in this Article IX means part or all of an eligible rollover distribution as defined in Code ss.402(c)(4) (including an eligible rollover distribution received by a Participant as a surviving spouse) from:

                  (i) a qualified trust described in Code ss.401(a) (including the portion of any distribution that consists of after-tax employee contributions that are not includible in gross income); or

                  (ii) an individual retirement account described in Code ss.408(a) or individual retirement annuity described in Code ss.408(b), if (A) no amount in the account or part of the value of the annuity is attributable to any source other than a rollover contribution of an eligible rollover distribution (as defined in Code ss.402(c)(4)) from an employees' trust described in Code ss.401(a) and the earnings on such sums, and (B) the entire amount received (including money and other property) is paid (for the benefit of such individual) into the Plan.

Rollovers of distributions from an annuity plan described in Code ss.403(a), an annuity contract described in Code ss.403(b) or an eligible plan under Code ss.457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, shall not be permitted under the Plan.

              (c) Direct Rollover. A "Direct Rollover" shall mean the contribution of an Eligible Rollover Distribution made in the form of a direct trustee-to-trustee transfer as described in Code ss.401(a)(31) provided the
Participant:

                  (i) elects to have such Eligible Rollover Distribution paid directly to the Plan; and

                  (ii) specifies the Plan as the plan to which such Eligible Rollover Distribution is to be paid (in such form and at such time as the Plan Administrator may prescribe),

subject to the consent of the Plan Administrator as provided in Section 9.01.


                                   ARTICLE X

                       PARTICIPANTS' ACCOUNTS AND VESTING
                       ----------------------------------

         10.01 Participants' Accounts. The Plan Administrator shall maintain, or cause to be maintained, the following individual record Accounts with respect to each Participant:

              (a) A Deferral Contribution Account;

              (b) An Employer Matching Contribution Account;

              (c) A Rollover Contribution Account;

              (d) A Discretionary Contribution Account;

              (e) A Voluntary Contribution Account; and

              (f) An Employer Profit Sharing Contribution Account; and

              (g) An Employer Performance Contribution Account.

The Accounts shall reflect the amount of contributions, distributions, and withdrawals made in respect of each Participant, or Beneficiary of a deceased Participant; and each separate Account of a Participant shall show separately the amount invested in each of the Investment Funds.

         10.02 Vesting. Each Participant shall at all times be 100 percent vested in the balances in his Deferral Contribution, Voluntary Contribution, Discretionary Contribution, Employer Performance Contribution and Rollover Contribution Accounts. Each Participant shall become 100% vested in the balance in his Employer Matching Contribution Account following the completion of 3 Years of Service. Each Participant shall become 100% vested in the balance in his Employer Profit Sharing Contribution Account following the completion of 5 Years of Service.

         Notwithstanding the above, a Participant shall be 100 percent vested upon his attainment of Normal Retirement Age, upon his Severance from Employment as result of Total Disability and upon his Severance from Employment as a result of death.

         10.03 Effect of Breaks in Service on Vesting. Service after a period of Disregarded Prior Service shall not increase the Participant's vested interest in so much of his Account as was accrued with respect to the period of Disregarded Prior Service and Disregarded Prior Service shall not be taken into account in determining a Participant's vested interest in accruals to his Account attributable to service after such period of Disregarded Prior Service. If such prior service is not Disregarded Prior Service, service subsequent to one or more Breaks in Service shall be aggregated with service prior to such Breaks in Service in determining the Participant's vested interest in (i) accruals to his Account attributable to service after such Breaks in Service and
(ii) subject to restoration of any forfeited non-vested amount, as provided in
Section 10.05, accruals attributable to service before such Breaks in Service.

         10.04 Forfeitures. If a Participant who is not fully vested separates from service, the non-vested portion of his Employer Matching Contribution and Employer Profit Sharing Contribution Accounts shall be forfeited upon the earlier of (i) the occurrence of five consecutive one-year Breaks in Service or
(ii) the date he receives a distribution of his vested Accrued Benefit. Forfeitures shall be used first to restore any non-vested amounts as provided in
Section 10.05 and then shall be applied as promptly as practicable to reduce Employer contributions pursuant to Section 5.02 hereof. If there is more than one entity constituting the Employer, forfeitures arising from the Accounts of Participants employed by any such entity shall be applied to reduce contributions to be made by that entity, to the extent traceable and practicable.

         10.05 Restoration of Non-Vested Portion. If a Participant received a distribution of his vested Accrued Benefit and forfeited his non-vested Employer Matching Contribution and/or Employer Profit Sharing Contribution Accounts, the non-vested amount unadjusted by any subsequent gains or losses shall be restored if he resumes employment as a Covered Employee and repays the full amount of the distribution to the Plan prior to the earlier of (a) five years after the date on which he was reemployed or (b) the close of the first period of five consecutive one-year Breaks in Service, commencing after the distribution.


                                   ARTICLE XI

                                   INVESTMENTS
                                   -----------

         11.01 Investment of Assets. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and Trust Agreement. All Employer Matching Contributions, Employer Performance Contributions, and Discretionary Contributions shall be invested in the Corporation Stock Fund.

         11.02 Valuations and Statements.

              (a) Valuations. The Trustee shall value the assets of the Trust Fund (and if, applicable, each of its subfunds) at fair market value as of each Valuation Date.

              (b) Statements. On a periodic basis but not less frequently than annually, the Plan Administrator will provide for each Participant to receive a statement showing his interests in the Investment Funds. The statement may show a Participant's interest in the Corporation Stock Fund in terms of the number of shares of stock of the Corporation, the dollar value of such stock, or both.

         11.03 Investment Direction by Participants.

              (a) Rights of Participants. Every Participant shall have the right to designate the investment category or categories in which the Trustee is to invest amounts attributable to (1) Voluntary Contributions made by the Participant pursuant to Section 6.02, (2) Deferral Contributions pursuant to
Section 5.01, (3) Catch-Up Contributions pursuant to Section 5.08, (4) Rollover Contributions pursuant to Section 9.01, and (5) Employer Profit Sharing Contributions pursuant to Section 5.02(c).

              (b) Changes in Investment Directions. Any designation of investment categories by a Participant shall be made in accordance with rules established by the Plan Administrator. Designations and changes in designations shall apply only to amounts allocated to the Participant's Accounts after the effective date of such designation. A Participant may change the designation of investment categories for future allocations as of any Valuation Date by giving notice at the time and in the form required by the Plan Administrator.

              (c) Amounts Not Subject to Participant Investment Direction. Amounts contributed by the Employer pursuant to Sections 5.02(a) and (b) shall not be subject to investment direction by the Participant, except as otherwise provided herein.

              (d) Available Investment Funds. At the direction of the Plan Administrator, the Trustee shall establish and maintain within the Trust Fund two or more Investment Funds, in addition to the Corporation Stock Fund, which shall serve as vehicles for the investment of Participants' Accounts.

              The Trustee shall have the right, with the consent of the Plan Administrator, temporarily or permanently, to offer additional funds, to suspend or to discontinue the availability of any of the Investment Funds (other than the Corporation Stock Fund), or to substitute for any one or more of the Investment Funds one or more other funds not herein identified. The Trustee shall also have the right to require each Employee having assets invested in any Investment Fund that is suspended or discontinued to select one or more Investment Funds into which shall be transferred all such assets.

              Any one or more of the funds offered under the Plan may be a common trust fund operated by the Trustee and dedicated exclusively to the investment of assets of plans qualified under Code ss.401(a), assets of individual retirement accounts under Code ss.408 and assets of such other types of plans as may be commingled with assets of the foregoing types of plans without imperiling the tax exempt status of such trust.

              (e) Corporation Stock Fund Investments. Except as provided in
Section 11.03(h)(2), all amounts allocated to the Accounts of the Participant pursuant to the provisions of Sections 5.02(a), (b), and (d) shall be invested in the Corporation Stock Fund. In addition, if a Participant repays the amount of a prior distribution to the Plan in accordance with Section 10.05, so much of the amount as was invested in the Corporation Stock Fund prior to the distribution shall be, upon repayment, restored to the Corporation Stock Fund investments.

              (f) Effect of Withdrawals. A Participant withdrawing assets under the provisions of Section 12.04 shall have amounts withdrawn first from all Investment Funds other than the Corporation Stock Fund on a pro rata basis. Upon exhaustion of these Investment Funds, withdrawals will be made from the Corporation Stock Fund.

              (g) Division of Participant-Directed Investments. Amounts allocated to a Participant's Accounts, other than amounts required to be invested in the Corporation Stock Fund as provided in Section 11.03(e) above, shall be invested in one or more of the available funds (including the Corporation Stock Fund).

              (h) Change in Investment Direction of Existing Plan Assets.

                  (1) General Transfer Privileges. Any Participant may, by giving notice pursuant to procedures established by the Plan Administrator, elect to transfer as of any Valuation Date all or a portion of his Accounts other than his ESOP Accounts into one or more other Investment Funds then offered.

                  (2) Diversification Election by Qualified Beneficiaries. Subject to subsection (B) below, each Participant who has attained age 55 and completed at least 10 years of participation in the Plan (a "Qualified Participant") shall be permitted to elect, within 90 days after the last day of each Plan Year during the Participant's "Qualified Election Period" (as defined herein) as to the investment of
         (i) 25 percent of the total number of shares of Corporation Stock that have ever been allocated to the Qualified Participant's ESOP Accounts before the most recent allocation date immediately preceding the applicable 90-day period, less (ii) the number of shares of Corporation Stock previously directed pursuant to a prior diversification election (or distributed to the Qualified Participant for any reason). The number of shares of Corporation Stock subject to direction shall be rounded to the nearest whole integer. With respect to a Qualified Participant's diversification election for the last Plan Year in his Qualified Election Period, "50 percent" shall be substituted for "25 percent" where it appears in this subsection. "Qualified Election Period" shall mean the six-Plan-Year period beginning with the first Plan Year in which the Participant becomes a Qualified Participant.

                       (A) Method of Directing Investment. The Participant's
              direction shall be provided to the Plan Administrator within 90 days of the close of the Plan Year as provided above; shall be implemented no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the available Investment Funds set forth in Section 11.03(d) above the Participant selects.

                       (B) De Minimis Rule. If the fair market value (determined
              on the Valuation Date immediate preceding the applicable 90-day direction period) of the Corporation Stock allocated to a Qualified Participant's ESOP Accounts is $500 or less, the Qualified Participant may not direct the investment of any portion of the balance in his ESOP Accounts pursuant to this subsection for the Plan Year ending on the Valuation Date.

              (i) Failure to Elect Investment Categories. In the absence of any designation of investment category preference, the Trustee shall invest all funds received on account of any Participant. Any designation of investment category by any Participant shall, on its effective date, cancel any prior designations by that Participant with respect to investment of future contributions.

              (j) Rights of the Trustee. Notwithstanding any instruction from any Participant, the Trustee shall have the right to hold uninvested or invested in short term fixed income investments any funds intended for investment or reinvestment or any funds the distribution of which is contemplated in the reasonably foreseeable future. To the extent that the Trustee's exercise of this investment discretion is inconsistent with the investment instructions of the Participant, the Trustee's investment instruction shall supersede that of the Participant.

         11.04 Crediting of Investment Results.

              (a) General. As of any Valuation Date, the earnings and accretions of each of the Investment Funds attributable to investment of assets of such Investment Fund, reduced by losses experienced (whether or not realized) and expenses incurred since the preceding Valuation Date by such Fund shall be allocated among the Accounts of the Participants and Beneficiaries in proportion to the balances in such Accounts invested in such Investment Fund as of the prior Valuation Date, after reducing such prior Valuation Date balance by any amounts withdrawn by or distributed from that Fund since such prior Valuation Date.

              (b) Segregated Accounts. To the extent that the Trustee maintains segregated accounts on behalf of any Participant or Beneficiary, there shall be credited to the segregated Account of such Participant or Beneficiary all earnings and accretions generated by that segregated Account since the immediately preceding Valuation Date, and there shall be deducted from such Account all identifiable separate expenses incurred in the operation and maintenance of such Account.

         11.05 Dividends Relating to the ESOP Accounts. Cash dividends attributable to shares of Corporation Stock held in the ESOP Accounts of Participants who are 100% vested in their ESOP Accounts may, at the election of such Participants (or their Beneficiaries in the case of deceased Participants), pursuant to procedures established by the Plan Administrator, be (i) paid in cash to the Participants (or their Beneficiaries), or (ii) paid to the Plan and reinvested in Corporation Stock. Cash dividends attributable to shares of Corporation Stock held in the ESOP Accounts of Participants who are less than 100% vested in their ESOP Accounts shall be reinvested in Corporation Stock.

         Except as otherwise provided above, dividends and other amounts received by the Plan in respect of investments in the Corporation Stock Fund shall be reinvested in Corporation Stock.

         11.06 Voting Rights and Tender Offers Relating to Corporation Stock.

              (a) Voting Rights. Each Participant or Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to the Corporation Stock, including fractional shares, allocated to such Participant's Accounts (both vested and unvested). As soon as practicable prior to the occasion for the exercise of such voting rights, there shall be delivered by a transfer agent, to each Participant and Beneficiary of a deceased Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to the Corporation Stock allocated to the Participant's Accounts. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such rules as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee.

              The Trustees shall vote the shares of Corporation Stock as directed by the Participant or Beneficiary. Any shares of Corporation Stock for which no instructions are received by the Trustee within such time specified by notice and any shares which are not allocated to Participants' Accounts shall be voted by the Trustee in the same proportion as the shares for which instructions are received and voted, subject to ss.404 of ERISA. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted by the Trustee.

              (b) Tender Offer. In the event of a tender offer for any Corporation Stock held in the Plan, as promptly as practicable each Participant or Beneficiary of a deceased Participant shall be requested to deliver instructions as to the tender offer response desired by that Participant or Beneficiary in connection with the shares of Corporation Stock allocated to the Participant's Accounts to the Trustee and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. The Trustee shall not tender shares held for a Participant or Beneficiary who fails to give instructions and shares that are not allocated to Participants' Accounts. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which instructions to tender are received into whole shares and shall tender such whole shares as instructed. Any remaining fractional shares shall not be tendered.


                                  ARTICLE XII

                          DISTRIBUTIONS AND WITHDRAWALS
                          -----------------------------

         12.01 Time and Form of Payment. The payment of benefits to a Participant or Beneficiary under the Plan shall be made, in a single sum distribution, in accordance with the following:

              (a) Retirement and Disability. If a Participant retires on or after attaining his Normal Retirement Date or has a Severance from Employment as a result of Total Disability, the payment of his Accrued Benefit shall be made, or commence to be made, as promptly as practicable after the Valuation Date coincident with or next following such retirement or Severance from Employment on account of Total Disability. Subject to subsections (c), (d) and (e) below, the Participant may elect to defer commencement of his benefits provided that his benefits shall commence no later than the later of:

                  (i) 60 days after the latest of the close of the Plan Year in which:

                       (1) occurs the date on which the Participant attains
              Normal Retirement Age;

                       (2) occurs the tenth anniversary of the year in which the
              Participant commenced participation in the Plan; or

                       (3) occurs the Participant's termination of service, or

                  (ii) April 1 of the calendar year following the later of the calendar year in which the Participant attained age 70-1/2 or the calendar year in which the Participant had a Severance from Employment, or if the Participant is a 5 percent owner as defined under Code ss.401(a)(9), April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

              (b) Severance from Employment Prior to Retirement or Total Disability. If a Participant has a Severance from Employment for any reason other than retirement, death or disability, his vested Accrued Benefit shall be payable as soon as practicable after the Valuation Date coincident with or next following the date of such Severance from Employment. Notwithstanding the foregoing, if the Participant has not yet attained Normal Retirement Age and the amount of his vested Accrued Benefit exceeds $5,000 (without regard to any amount attributable to Rollover Contributions (as defined in Section 9.02) including earnings thereon), distribution shall not occur until his Normal Retirement Age unless he consents to an earlier distribution. The PSC Pension Committee as Plan Administrator shall provide a Participant with notice of his right to defer payment to his Normal Retirement Date no more than 90 and no less than 30 days prior to his benefit commencement date as required under ss.1.411(a)-11(c) of the Income Tax Regulations.

              If a distribution is one to which Code ss.401(a)(11) and ss.417 do not apply, such distribution may commence less than 30 days after the notice required under ss.1.411(a)-11(c) of the Income Tax Regulations is given, provided, that:

                  (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

              Notwithstanding the foregoing and subject to subsections (c) and
(f) below, a Participant may elect to defer commencement of his benefits until April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

              (c) Small Amounts. Where the Participant's vested interest in his Account attributable to Employer contributions (including all contributions made pursuant to Section 5.01 hereof) does not exceed $5,000 (without regard to the amount of any Rollover Contributions (or earnings thereon) made to this Plan on behalf of the Participant), any distribution to the Participant shall be in the form of an immediate single-sum distribution. The Participant's consent is not required for such a distribution, nor is any waiver or consent required from any other party.

              (d) Mandatory Payment. Notwithstanding the foregoing, distribution of benefits to a Participant who is a 5 percent owner as defined under Code ss.401(a)(9) shall commence as of the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 even if the Participant is still in the active employ of the Employer or an Affiliate.

              (e) Required Minimum Distributions. In lieu of a single sum distribution, a Participant who is subject to subsection (d) above or who elects to defer commencement until April 1 of the calendar year following the later of the calendar year in which he attained age 70-1/2 or the calendar year in which he had a severance from employment may elect to receive with respect to each distribution year an amount not in excess of the required minimum amount as set forth in Article XXIII.

              (f) Special Provisions as to Timing of Distributions of ESOP Accounts. Notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000, the vested portion of a Participant's ESOP Accounts shall be distributed not later than the times set forth below -

                  (i) If the Participant separates from service by reason of disability, death or the attainment of Normal Retirement Age, the vested balance of such ESOP Accounts shall be paid in a single sum not later than one year after the end of the Plan Year in which such event occurs.

                  (ii) If the Participant separates from service for a reason other than those enumerated in subsection (i), and is not reemployed by an Employer by the end of the fifth Plan Year following the Plan Year of such separation from service, the vested balance of the Participant's ESOP Accounts shall be paid in a single sum not later than one year after the end of the fifth Plan Year following the Plan Year in which the Participant separated from service.

                  (iii) If the Participant separates from service for a reason other than those enumerated in subsection (i), and is reemployed by an Employer before the date distribution is required to begin under subsection (ii), this Section shall not apply to the Participant prior to any subsequent separation from service.

         12.02 Post-Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than hardship distribution), there shall remain in the Participant's Account(s) any funds, or any funds shall be subsequently credited to such Account(s), such additional funds, to the extent vested, shall be paid to the Participant as promptly as practicable.

         12.03 In-Service Withdrawals.

              (a) Before Age 59 1/2.

                  (i) Participant Contributions. A Participant may withdraw from the Trust no more than four times per Plan Year an amount not less than five hundred dollars ($500) and not to exceed the balance then standing to his credit in his Voluntary Contribution Account.

                  (ii) Deferral Contributions. Upon submission of a Participant's withdrawal application establishing a hardship (as that term is hereinafter defined), a withdrawal distribution may be made to the Participant of the Deferral Contributions credited to his Deferral Contribution Account. Earnings credited to his Deferral Contribution Account may not be withdrawn. In his application, the Participant shall specify the dollar amount to be withdrawn. The application shall be approved if the conditions of subsections (i) and (ii) below are met.

                  (1) The distribution must be made to alleviate one of the following immediate and heavy financial needs:

                       (A) Medical expenses described in Code ss.213(d) incurred
              by the Employee, the Employee's spouse or any dependent of the Employee (as defined in Code ss.152) or necessary for these persons to obtain medical care described in Code ss.213(d);

                       (B) Purchase (excluding mortgage payments) of a principal
              residence for the Employee;

                       (C) Payment of tuition and related educational fees and
              room and board for the next 12 months of post-secondary education for the Employee, his spouse, children or dependents;

                       (D) Prevention of the eviction of the Employee from his
              principal residence or foreclosure on the mortgage of the Employee's principal residence; or

                       (E) Other events as specified by the Commissioner of
              Internal Revenue in regulations, rulings, notices and other documents of general applicability.

                  (2) The following conditions must be satisfied:

                       (A) The distribution is not in excess of the amount of
              the immediate and heavy financial need of the Employee; and

                       (B) The Employee has obtained all distributions, other
              than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer and any Affiliate.

                  (3) Any Participant who receives a hardship distribution under this Plan shall have his right to make Deferral Contributions (including Catch-Up Contributions) and Voluntary Contributions under this Plan and any elective deferral contributions or employee contributions under any other qualified or nonqualified deferred compensation plans (other than mandatory employee contributions under a defined benefit plan) maintained by the Employer or any Affiliate and any elective deferral contributions under a plan maintained by the Employer or any Affiliate pursuant to Codess.125 suspended for six months after the date of receipt of the hardship distribution.

              (b) After Age 59 1/2. A Participant may withdraw all or any portion of the amount credited to his After-Tax Contribution Account, Deferral Contribution Account, and Rollover Contribution Account no more than four times per Plan Year after his attainment of age 59-1/2, subject to a five hundred dollar ($500) minimum.

              (c) Employer Matching Contributions, Employer Profit Sharing Contributions, Employer Performance Contributions, and Discretionary Contributions. No withdrawals shall be permitted of these amounts.

              (d) Time of Withdrawal. The withdrawal amount shall be valued as soon as practicable following the Participant's request for withdrawal or in the case of a withdrawal under Section 12.03(c)(2), following approval of the withdrawal application by the Plan Administrator, and shall be distributed as soon as practicable thereafter.

         12.04 Distribution of Corporation Stock. A Participant may elect to receive any amounts invested in Corporation Stock in the form of stock or cash. If a Participant elects a distribution in the form of stock, any fractional shares shall be paid in cash.

         12.05 Direct Rollovers.

              (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b) Definitions.

                  (i) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Codess.401(a)(9); and any amount distributed on account of hardship. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of Voluntary Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Codess.408(a) or (b), or to a qualified defined contribution plan described in Codess.401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  (ii) "Eligible retirement plan" means any of the following that accepts the distributee's eligible rollover distribution: (A) an individual retirement account described in Code ss.408(a), (B) an individual retirement annuity described in Code ss.408(b), (C) an annuity plan described in Code ss.403(a), (D) a qualified trust described in Code ss.401(a), (E) an annuity contract described in Code ss.403(b), or (F) an eligible plan described in Code ss.457(b) which is maintained by an eligible employer described in Code ss.457(e)(1)(A) which agrees to separately account for amounts transferred into such plan from this Plan.

                  (iii) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss.414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (iv) "Direct Rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE XIII

                                      LOANS
                                      -----

         13.01 Loans. The provisions of this Article XIII shall be subject to such conditions and limitations as the Plan Administrator may prescribe from time to time in a written loan policy (the "Loan Policy") for administrative convenience and to preserve the tax-qualified status of the Plan.

              (a) The Plan Administrator may direct the Trustee to make loans to Participants in accordance with the Loan Policy, provided such loan or loans:

                  (i) Are available to all Participants and Beneficiaries on a reasonably equivalent basis;

                  (ii) Are not made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Employees;

                  (iii) Bear a reasonable rate of interest as determined under
         Section 13.03;

                  (iv) Are adequately secured as provided in Section 13.04;

                  (v) Do not exceed (when added to the outstanding balance of all other loans to the Participant from the Plan) the lesser of (a) $50,000 reduced by the excess (if any) of the highest balance of loan(s) from the Plan during one-year period ending on the day before the date on which each loan was made, over the outstanding balance of loan(s) from the Plan on the date on which such loan was made, or (b) one-half of the vested amount of the Participant's Accrued Benefit; for the purpose of the above limitation, all loans from all plans of the Employer and Affiliates shall be aggregated;

                  (vi) Are evidenced by a promissory note setting forth the terms of the loan and providing that, in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan;

                  (vii) Are repayable, except as otherwise provided in Section 13.04, by their terms within five (5) years from the date of the loan;

                  (viii) Require amortization (of both principal and interest) in level payments made not less frequently than quarterly over the term of the loan; and

         (ix) Comply with any other limitations on loans specified below.

         In addition, loans shall be available under the Loan Policy on the terms set forth herein to terminated Participants and Beneficiaries to the extent that the Plan Administrator determines that such loan availability is required by section ss.408(b)(1) of ERISA or Code ss.401(a); but except as provided under the Loan Policy, the Plan Administrator shall have the absolute right to deny a loan to any individual who is not an Active Participant. For purposes of this Article XIII, the term "Participant" shall be deemed to include any terminated Participant or Beneficiary to whom Plan loans are available pursuant to the Loan Policy, except when the context requires otherwise.

         13.02 Limit on Loans. A Participant shall not be permitted to have more than two loans outstanding under the Plan at any one time. The Loan Policy may set forth additional limitations on the availability of loans to the extent permitted under applicable law, including, without limitation, a minimum loan amount and a minimum period between loans.

         Amounts in a Participant's ESOP Accounts shall not be available for a loan but shall be included in determining the maximum loan amount under Section 13.01(a)(v).

         13.03 Interest Rate and Fees. All loans shall bear a reasonable rate of interest, which shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Loan fees may also be charged, and the amount shall be set by the Trustee in compliance with applicable law. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

         13.04 Repayment Terms and Fees.

              (a) Terms of Loan and Repayment. Any loan shall provide that it shall be repaid in substantially equal installments, at least quarterly, within a period certain to be specified by the Plan Administrator, which period shall not exceed five (5) years unless such loan is used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant, in which case the Loan Policy may provide for a longer repayment period. In the case of any loan outstanding at the time of transfer of any amounts to this Plan from another qualified plan as provided in Section 19.05, such loan may have a term in excess of that permitted under the Loan Policy provided such loan was used to purchase a principal residence of the Participant and such loan had a term in excess of that permitted under the Loan Policy at the time of the transfer. The loan shall be evidenced by a promissory note and shall be secured by payroll deduction (in the case of an actively employed Participant) and by up to one-half of the vested amount of the Participant's Accrued Benefit. A Participant who is actively employed by the Employer or an Affiliate shall be required to repay any loans through payroll deduction. The Loan Policy may provide rules regarding continued repayment by terminated Participants receiving severance payments. Upon termination of employment or, if later, the end of the severance period if so provided in the Loan Policy, the loan shall accelerate and the unpaid amount, if not repaid, shall be subject to the default provisions below.

              (b) Default. In the event of default, foreclosure on the promissory note and the attachment of security shall not occur until a distributable event occurs in the Plan. Accordingly, in the event the Participant or Beneficiary does not repay the loan within the period certain, the Trustee may deduct the total amount of such loan or loans or any portion thereof from any payment or distribution from the Trust to which such Participant or his or her Beneficiary may be entitled from the portion of the Participant's vested Accrued Benefit which secures such loan or loans. In the event the amount of any such payment or distribution is insufficient to repay the remaining balance on the loan or loans including interest, the Participant or Beneficiary shall be liable for, and continue to make, payments on any balance still due from such Participant or Beneficiary.

         13.05 Separate Accounting for Loan. Loans shall be treated as investments of the Participant's or Beneficiary's Accounts only. Until a loan to a Participant or Beneficiary is repaid, the outstanding balance of the loan shall be treated as an investment by such Participant or Beneficiary for his or her Accounts only, and the interest paid by such Participant or Beneficiary shall be credited to the Accounts of such Participant or Beneficiary. Such Accounts shall not share in any other earnings of the Plan with respect to the amount of the loan. The amount of each repayment shall be credited in accordance with the regular investment provisions of the Plan. The Loan Policy shall specify how the loan and loan repayments are to be accounted for among the Participant's Accounts and among the Investment Funds within each Account.

         13.06 Restrictions. No distribution, withdrawal, or loan may be made under this Plan to or by a Participant after receipt of a domestic relations order affecting the Participant's Accounts and during the period in which the Plan Administrator is making a determination (including any period during which such order is being modified) regarding whether such order is a qualified domestic relations order, within the meaning of Code ss.414(p) and ss.206(d) of ERISA. Further, if the Plan Administrator is aware that a qualified domestic relations order is being sought with respect to a Participant's benefit, the Plan Administrator may restrict the Participant's ability to obtain any distribution, withdrawal, or loan otherwise available under the Plan until the Plan Administrator has determined that such distribution, withdrawal, or loan would not be inconsistent with any such order or that no such order will be submitted.


                                  ARTICLE XIV

                 DEATH BENEFITS AND SURVIVING SPOUSE'S BENEFITS
                 ----------------------------------------------

         14.01 Death Prior to Benefit Commencement Date. If the death of the Participant occurs prior to his Benefit Commencement Date, his Accrued Benefit, determined as of the Valuation Date of the Plan coincident with or next following the date of his death, shall be payable as of the Valuation Date coincident with or next following the Participant's death in a lump sum.

         14.02 Beneficiaries.

              (a) Surviving Spouse's Benefit. If the Participant is survived by his Spouse, the benefit hereunder shall be paid to such surviving Spouse except to the extent that the Spouse has consented, in a written instrument complying with all of the provisions of Section 14.03 hereof, to the payment of such benefit to another Beneficiary (or Beneficiaries) designated by the Participant.

              (b) Benefit Payable to Others. If the Participant (1) is not survived by a Spouse, (2) is survived by a Spouse who has consented, in accordance with the provisions of Section 14.03 hereof, to the designation of a Beneficiary or Beneficiaries other than such Spouse, the benefit hereunder shall be paid to the Participant's Beneficiary determined in accordance with the provisions of Section 14.03 hereof.

         14.03 Beneficiary Designation.

              (a) Beneficiary Designation Right. Each unmarried Participant and each married Participant whose spouse has consented to designation of persons or entities other than such spouse as Beneficiaries in accordance with the provisions of subsection (b) hereof, shall have the right to designate one or more primary and one or more contingent Beneficiaries to receive any benefit becoming payable pursuant to this Article XIV. All Beneficiary designations shall be in writing in form satisfactory to the Plan Administrator. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time, subject to subsection (b).

              In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this
Article XIV, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally:

                  (1) Spouse;

                  (2) Lineal descendants (including adopted and step-children), per stirpes;

                  (3) Surviving parents (equally); and

                  (4) The Participant's estate.

              (b) Spousal Consent to Designation of Alternative Beneficiary. A spouse may consent to the designation by the Participant of one or more Beneficiaries other than such spouse to receive benefits in the event of the death of the Participant. Any such consent shall be in writing, and shall:

                  (1) acknowledge the effect of such consent;

                  (2) be witnessed by a representative of the Plan or by a notary public;

                  (3) be subject to limitations expressed therein by the Spouse as to the portion of the Participant's Accounts (expressed as a percentage or in dollar terms) to which it applies;

                  (4) be limited to the specific non-spouse Beneficiary (or class of Beneficiaries) designated by the Participant; and

                  (5) be subject to revocation in writing by such Spouse if the revocation is delivered to the Plan Administrator not later than the earlier of (1) the date as of which the Participant's benefits are to commence, or (2) the date of the Participant's death.


                                   ARTICLE XV

                            NONALIENATION OF BENEFITS
                       QUALIFIED DOMESTIC RELATIONS ORDERS
                       -----------------------------------

         15.01 No Alienation. The right of any Participant or Beneficiary to any benefit payment shall not be subject to any voluntary or involuntary alienation or assignment, with the exception of a domestic relations order that is determined to be either a QDRO or a domestic relations order entered before January 1, 1985.

         Payments may be made prior to the Participant's "earliest retirement age" (as defined in Code ss.414(s) and ss.206(d) of ERISA) pursuant to a qualified domestic relations order. The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly. If payment to an alternate payee is not made immediately upon a determination that the order is a qualified domestic relations order, the amount payable to the alternate payee shall be segregated and be held in a separate account or accounts in the name of the alternate payee who shall have the right to direct investment with respect to such amounts. The Plan Administrator is authorized to issue procedures for determining whether orders are qualified domestic relations orders and for administering such orders.

                                  ARTICLE XVI

                               PLAN ADMINISTRATOR
                               ------------------

         16.01 Appointment and Tenure. The Plan Administrator shall consist of a committee (the "PSC Pension Committee" or the "Committee") of not fewer than three (3) Directors who shall serve at the pleasure of the Board of Directors. Any member of the PSC Pension Committee may resign by delivering his written resignation to the Employer. Vacancies arising by the death, resignation or removal of a Committee member shall be filled by the Board of Directors. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the Committee may appoint an interim Committee member to fill any vacancy occurring on the Committee. If no person has been appointed to the Committee, the Employer shall be deemed to be the Plan Administrator.

         16.02 Meetings; Majority Rule. Any and all acts of the Plan Administrator taken at a meeting shall be by a majority of all members of the Committee present, whether present in person or by electronic media (such as telephone conference call). The Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the Committee have been given at least one (1) day's written notice of such meeting or have waived notice. The Committee may also act by majority consent in writing without the formality of convening a meeting.

         16.03 Delegation. The Committee may, by written majority decision, delegate to each or any one of its number, or to the Secretary of it, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of the Committee, even though he alone may sign any document required by third parties.

         The Committee shall elect one of its members to serve as Chairman. The Chairman shall preside at all meetings of the Committee or shall delegate such responsibility to another Committee member. The Committee shall elect one person to serve as Secretary of the Committee. The Secretary need not be a member of the Committee. All third parties may rely on any communication signed by the Chairman or the Secretary, acting as such, as an official communication from the Plan Administrator.

         The Committee may, by written majority decision, appoint an administrative committee (the "PSC Pension Administrative Committee" or the "Administrative Committee"), consisting of not fewer than three (3) persons who shall serve at the pleasure of the Committee, and delegate to the Administrative Committee the duties and responsibilities of the Plan Administrator set forth in items (a) through (v), inclusive, of Section 15.04.

         Any and all acts of the Administrative Committee taken at a meeting shall be by a majority of all members of the Committee present, whether present in person or by electronic media (such as telephone conference call). The Administrative Committee may act by vote taken in a meeting at which a majority of members shall constitute a quorum. The Administrative Committee may also act by majority consent in writing without the formality of convening a meeting. The Administrative Committee may, by written majority decision, delegate to each or any one of its number, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of discretion without first obtaining the concurrence of the Administrative Committee, even though he alone may sign any document required by third parties.

         16.04 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

              (a) To appoint the Trustee and to monitor its performance;

              (b) To appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto);

              (c) To establish and communicate to the Trustee and/or Investment Manager a funding policy for the Plan;

              (d) To communicate such information to the Trustee and/or Investment Manager as necessary for proper performance of its duties;

              (e) To make and enforce such rules and regulations as it shall deem necessary and proper for the efficient administration of the Plan;

              (f) To construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

              (g) To prescribe procedures for reconsideration of denied claims for benefits;

              (h) To receive and review periodic accountings from the Trustee, Investment Manager or from any underwriter of any Contract with which the Plan is funded;

              (i) To engage assistants and professional advisers;

              (j) To allocate fiduciary responsibilities among themselves or among persons (including corporate entities) named by them in accordance with the following provisions:

                  (1) by naming in writing the fiduciary to whom the responsibility is allocated, with a description of the responsibility and an outline of the duties involved; and

                  (2) the fiduciary so named shall indicate acceptance of the responsibility by executing the written instrument naming him/her and returning same to the Committee;

              (k) To perform any and all duties required of the "Administrator" of a plan under ERISA and the Code;

              (l) To maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;

              (m) To prepare and furnish to Participants all information and notices required under Federal law or the provisions of this Plan;

              (n) To prepare and furnish to the Trustee sufficient employee data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

              (o) To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

              (p) To provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than Annual Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

              (q) To arrange for bonding, if required by law;

              (r) To provide procedures for determination of entitlement to eligibility and benefits and to implement those procedures;

              (s) To establish and implement procedures to determine whether any domestic relations order constitutes a QDRO and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

              (t) To retain records on elections and waivers by Participants, their spouses and their Beneficiaries;

              (u) To authorize disbursements from the Fund; and

              (v) To establish a benefits claims procedure and communicate the same to Participants and Beneficiaries.

         16.05 Reporting and Disclosure. The Plan Administrator shall require the Administrative Committee to keep all individual and group records relating to Plan Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and each Participant and Beneficiary for examination during business hours, except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall require the Administrative Committee to prepare and file as required by law or regulation all reports, forms, documents and other items required by the Employee Retirement Income Security Act of 1974, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator or the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

         16.06 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall, in its sole discretion, interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate the favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

         16.07 Engagement of Assistants and Advisers. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

              (a) Investment managers and/or advisers;

              (b) Accountants;

              (c) Actuaries;

              (d) Attorneys;

              (e) Consultants;

              (f) Clerical and office personnel; and

              (g) Medical practitioners.

The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Plan Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

         16.08 Bonding. The Administrative Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

         16.09 Compensation of the Plan Administrator. The members of the PSC Pension Committee who are directors of the Employer, but not employees of the Employer, shall receive compensation for their services consistent with the compensation paid to other directors serving on committees appointed by the Board of Directors. Such compensation shall be paid by the Employer. All expenses of the members of the Committee shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

         16.10 Indemnification of the Plan Administrator. Each member of the Committee constituting the Plan Administrator and each member of the Administrative Committee shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a member of the Committee or the Administrative Committee, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses, and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the member may be entitled pursuant to the by-laws of the Employer. Service on the Committee as a Plan Administrator or on the Administrative Committee shall be deemed in partial fulfillment of the member's function as an employee, officer and/or director of the Employer, if he serves in that capacity as well as in the role of Committee or Administrative Committee member.

                                  ARTICLE XVII

                     ALLOCATION AND DELEGATION OF AUTHORITY
                     --------------------------------------

         17.01 Authority and Responsibilities of the Corporation. The Corporation, as Plan sponsor, shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

              (a) To appoint the Plan Administrator and to monitor each of its performances;

              (b) To communicate such information to the Plan Administrator as necessary for proper performance of its duties; and

              (c) To provide channels and mechanisms through which the Plan Administrator can communicate with Participants and their Beneficiaries.

         In addition, the Corporation shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

         17.02 Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have the authority and responsibilities imposed by
Article XVI hereof. With respect to the said authority and responsibility, the Plan Administrator shall be a "Named Fiduciary," and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

         17.03 Authority and Responsibilities of the Administrative Committee. The Administrative Committee shall have the authority and responsibilities delegated to it by the Plan Administrator pursuant to Article XVI hereof. To the extent of such delegation of authority and responsibilities, the Administrative Committee shall be a "Named Fiduciary," and as such, shall have no authority and responsibility other than as so delegated or as imposed by law.

         17.04 Authority and Responsibilities of the Trustee. The Trustee shall be the "Named Fiduciary" with respect to investment of the Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

         17.05 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                 ARTICLE XVIII

                                CLAIMS PROCEDURES
                                -----------------

         18.01 Original Claim. Any Participant or Beneficiary may file a written claim with the Plan Administrator. Within 90 days after the filing of such a claim, the Plan Administrator shall notify the claimant in writing or electronically whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written or electronic notice describing specific special circumstances requiring a specified amount of additional time (but not more than 180 days from the date the claim was filed) to reach a decision on the claim; provided, however, that in the event the claimant fails to submit information necessary to decide the claim, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. If a claim for benefits is denied by the Plan Administrator either in whole or in part, the Plan Administrator shall state in writing or electronically the specific reason or reasons for the denial, the specific references to the provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to obtain a review of the decision denying the claim in whole or in part together with an explanation of the reasons such material or information may be necessary for these purposes, and an explanation of the claim review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ss.502(a) of ERISA following an adverse benefit determination on review.

         18.02 Claims Review Procedures. The claimant whose claim has been denied in whole or in part (or the authorized representative of the claimant) may, within 60 days after receipt of the written or electronic notification described in Section 18.01 above, appeal the denial of the claim by delivering to the Plan Administrator a written request for a review. The Plan Administrator shall, within 30 days of the notice of appeal, establish a hearing date on which the claimant may make an oral presentation to the Named Appeals Fiduciary. The claimant shall be provided upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the claim for benefits. The claimant may submit written issues, documents and other information prepared relating to the claim and the Named Appeals Fiduciary shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination.

         Within 60 days following the receipt of a request for review, the Named Appeals Fiduciary shall give notice to the claimant of its decision on review or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than 120 days from the date the request for review was filed) to reach a decision; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review such period shall be tolled from the date the extension notice is sent to the claimant until the date the claimant responds to the request for additional information. The decision shall be in writing or electronic and shall include specific reasons for the decision and specific references to the provisions of the Plan upon which the decision on review is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant's claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant's right to bring an action under ss.502(a) of ERISA.

         Notwithstanding the foregoing, a claim which involves a determination regarding Total Disability shall be subject to the special rules for disability claims set forth in regulations under ss.503 of ERISA.

         18.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of Directors, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.


                                  ARTICLE XIX

               AMENDMENT, DISCONTINUANCE, MERGER OR CONSOLIDATION
               --------------------------------------------------

         19.01 Amendment. The Corporation shall have the right to amend this Plan at any time by written action of the Board of Directors, subject to the following limitations:

              (a) No such amendment may cause any part of the Trust assets to be used for or diverted to any purpose other than the exclusive benefit of the Participants or their Beneficiaries.

              (b) No such amendment shall cause any reduction in the amount of any Participant's Accrued Benefit. For purposes of this paragraph (b), an amendment which has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidiary, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits except as otherwise provided in Code ss.411(d)(6) and the regulations thereunder.

              (c) No such amendment shall change any vesting schedule unless, in the case of an Employee who is a Participant on -

                  (i) the date the amendment is adopted; or

                  (ii) the date the amendment is effective, if later,

the nonforfeitable percentage of such Participant's right to his Accrued Benefit is not less than his percentage computed under the Plan without regard to such amendment. Furthermore, no such amendment shall otherwise change any vesting schedule unless each Participant having three or more Years of Service is permitted to elect, in accordance with Internal Revenue Code regulations, to have the nonforfeitable percentage of his Accrued Benefit determined under the Plan without regard to such amendment; provided, that no election shall be given to any Participant whose nonforfeitable percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment.

              (d) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party.

         19.02 Plan Termination.

              (a) Right Reserved. While it is the Corporation's intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to terminate the Plan in whole or in part. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the provisions of Section 19.04 hereof.

              (b) Effect on Retired Persons, Etc. Termination of the Plan shall have no effect upon payment of benefits to former Participants, their Beneficiaries and their estates.

              (c) Effect on Remaining Participants. The Corporation shall instruct the Trustee either (1) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (2) to pay over to each Participant (and former Participant) the value of his vested interest, and thereupon to dissolve the Trust. Notwithstanding the foregoing, Deferral Contributions, Employer Performance Contributors and Discretionary Contributions, and income attributable thereto, shall be distributed only in accordance with Code ss.401(k) and regulations thereunder, under the following circumstances:

                  (i) To Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliate establishes or maintains another defined contribution plan (other than an employer stock ownership as defined in Code ss.4975(e)(7)); or

                  (ii) To Participants as soon as administratively feasible after a Severance from Employment.

         19.03 Complete Discontinuance of Employer Contributions. While it is the Corporation's intention to make substantial and recurrent contributions to the Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 19.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Corporation of instructions to dissolve the Trust Fund pursuant to
Section 19.02(c) hereof.

         19.04 Suspension of Employer Contributions. The Corporation shall have the right at any time, and from time to time, to suspend Employer contributions to the Fund pursuant to the Plan. Such suspension shall have no effect on the operation of the Plan unless the Board of Directors determines by resolution that such suspension shall be permanent, in which case a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

         19.05 Merger or Consolidation. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan and trust, unless the benefits payable to each Participant if the Plan were terminated immediately after such action would be equal to or greater than the benefits which would have been payable to each Participant if the Plan had been terminated immediately before such action.


                                   ARTICLE XX

                         ADOPTION OF PLAN BY AFFILIATES
                         ------------------------------

         20.01 Adoption of Plan. Any Affiliate of the Corporation may, with the approval of Corporation, adopt the Plan. Such adoption shall be effectuated by appropriate action of the Board of Directors of the Affiliate and by execution of such documents as may be required to make such Affiliate a sponsoring Employer of the Plan.

         20.02 Withdrawal from Plan. Any adopting Affiliate may, at any time, withdraw from the Plan upon giving the Board of Directors of the Corporation, the Plan Administrator and the Trustee at least 30 days notice in writing of its intention to withdraw. The Trustee shall continue to hold the assets attributable to the accounts of the employees of such Affiliate unless such assets are transferred to another qualified plan maintained by such Affiliate.

                                  ARTICLE XXI

                              TOP-HEAVY PROVISIONS
                              --------------------

         21.01 Top-Heavy Definitions. The following definitions apply to the provisions of this Article:

              (a) "Determination date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

              (b) "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was --

                  (i) an officer of the Company or any Affiliate having an annual Limitation Compensation greater than $130,000, as adjusted under Code ss.416(i)(1);

                  (ii) a five percent owner of the Company or any Affiliate (within the meaning of Code ss.416(i)(1)(B)(i)); or

                  (iii) a one percent owner of the Company or any Affiliate (within the meaning of Code ss.416(i)(1)(B)(ii)) having an annual Limitation Compensation from the Company and the Affiliates of more than $150,000.

     The determination of who is a key Employee shall be made pursuant to Code ss.416(i) and applicable regulations thereunder and other guidance of general applicability issued thereunder.

              (c) "Non-key Employee" shall mean any Employee who is not a key Employee.

              (d) "Required aggregation group" shall mean, with respect to any Plan Year:

                  (i) Each defined contribution plan and each defined benefit plan of the Employer or any Affiliate in which a key Employee is a participant or was a participant at any time during the determination period (regardless of whether the plan has been terminated); and

                  (ii) Each other defined contribution plan and each other defined benefit plan of the Employer or any Affiliate which, during the determination period, enables any defined benefit plan or defined contribution plan described in paragraph (i) to meet the requirements of Code ss.401(a)(4) or ss.410(b).

              (e) "Permissive aggregation group" shall mean, with respect to any Plan Year, the required aggregation group plus any other defined contribution plan or defined benefit plan which the Employer elects to include, provided such permissive aggregation group meets the requirements of Code ss.401(a)(4) and ss.410(b) with such defined contribution plan or defined benefit plan being taken into account.

              (f) "Top-heavy Plan" shall mean, for any Plan Year, this Plan if:

                  (i) this Plan is not part of a required or permissive aggregation group, and the top-heavy ratio for the Plan exceeds 60 percent;

                  (ii) this Plan is part of a required aggregation group and not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60 percent; or

                  (iii) this Plan is part of a required aggregation group and part of a permissive aggregation group, and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

              (g) "Top-heavy ratio" shall mean a fraction. The numerator of the fraction is the sum of the account balances of all key Employees under the Plan, or, if the Plan is a member of a required or permissive aggregation group, under all defined contribution plans in such required or permissive aggregation group (hereinafter, the "aggregation group"), plus the sum of the present values of accrued benefits of all key Employees under all defined benefit plans in the aggregation group, as of the Determination Date or, in the case of a plan other than this Plan, the determination date under such other plan which falls within the same calendar year as the Determination Date under this Plan. The denominator of the fraction is a similar sum determined for all Employees. For purposes of determining the fraction, the numerator and denominator shall include distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Codess.416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code ss.416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance from Employment, death or disability, this provision shall be applied by substituting "5-year period" for "one-year period." If any individual (i) is not a key Employee but was a key Employee in a prior Plan Year, or (ii) has not been credited with at least one Hour of Service with the Company or an Affiliate at any time during the one-year period ending on the Determination Date, any accrued benefit or account balance of, or distribution to, such individual shall not be taken into account.

              For purposes of the preceding paragraph, the sum of account balances and the present values of accrued benefits shall be determined as of the most recent valuation date that falls within the twelve month period ending on the determination date. The present values of accrued benefits shall be calculated using the interest rate which would be used (for the month preceding the month in which the calculation is made) by the Pension Benefit Guaranty Corporation to value immediate annuities upon a plan termination, and using the mortality assumptions set forth in the plan. The same actuarial assumptions shall be used in the case of all defined benefit plans which are being tested to determine the top-heavy ratio of the aggregation group. The calculation of the top-heavy ratio shall be made in accordance with Code ss.416 and the regulations thereunder.

              Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers and Affiliates or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code ss.411(b)(1)(c).

              (h) "Valuation date" shall mean, with respect to this Plan, the last day of the Plan Year.

         21.02 Top-Heavy Rules. Notwithstanding any other provision of the Plan, the following rules shall apply for any Plan Year in which the Plan is determined to be a top-heavy plan:

              (a) Minimum Benefit. Each Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee and who is also an active participant in any defined benefit plan in the aggregation group shall accrue a minimum benefit under such defined benefit plan. The amount of such minimum benefit, expressed in the form of a single life annuity (with no ancillary benefits), payable at normal retirement age, shall be equal to the product of (i) 2 percent of the Participant's average monthly Limitation Compensation during his five highest-paid consecutive calendar years of employment (not including any year beginning after the last plan year in which such plan is a top-heavy plan), multiplied by (ii) each of his first ten years of service in which such plan is a top-heavy plan for any plan year ending during such year of service.

              If any Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee is not an active participant in any defined benefit plan in the aggregation group, he shall receive a minimum benefit under this Plan. The amount of the minimum benefit shall not be less than the lesser of (i) 3 percent of such Participant's Limitation Compensation for the Plan Year, or (ii) the largest percentage of Employer contributions (including Deferral Contributions), as a percentage of the first $200,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code ss.401(a)(17)(B)) of the key Employee's compensation allocated on behalf of any key Employee under the Plan for such Plan Year. Employer Matching Contributions on behalf of such non-key Employee shall be counted toward such minimum benefit. Employer Matching Contributions counted toward such minimum benefit shall be taken into account as Employer Matching Contributions for purposes of Section 7.03 and other requirements of Code ss.401(m). An Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee shall not be entitled to a minimum benefit for a Plan Year if he has separated from service by the end of such Plan Year. However, a non-key Employee who is or is eligible to be an Active Participant shall not fail to receive a minimum benefit because (i) he has failed to complete 1,000 Hours of Service in the Plan Year, (ii) his compensation is less than a stated amount, or (iii) he has failed to make contributions under the Plan.

              (b) Vesting. Each Participant shall become fully vested in his Employer Matching and Employer Profit Sharing Contribution Accounts upon completion of 3 Years of Service.

              (c) Compensation Restriction. For any Plan Year in which the Plan is a top-heavy plan, only the first $200,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code ss.401(a)(17)(B)) of a Participant's annual Compensation shall be taken into account for purposes of determining contributions under the Plan.


                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         22.01 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         22.02 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         22.03 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any QDRO with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

         22.04 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         22.05 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

         22.06 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law, which shall otherwise control.

         22.07 Funding Policy. The Plan Administrator, in consultation with the Employer, shall establish and communicate to the Trustee a funding policy consistent with the objectives of the Plan and of the corresponding Trust. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Fund. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

         22.08 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

         22.09 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

         22.10 Reliance on Data and Consents. The Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding Trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

         22.11 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant, a spouse, or a Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

         22.12 EGTRRA Amendments. Certain provisions of the Plan are intended to reflect provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). Such provisions are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.


                                 ARTICLE XXIII

                        MINIMUM DISTRIBUTION REQUIREMENTS
                        ---------------------------------

         23.01 General Rules.

              (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions.

              (b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

              (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code ss.401(a)(9).

         23.02 Time and Manner of Distributions.

              (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

              (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (i) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  (ii) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then the Participant's entire interest will be distributed to the Designated Beneficiary(ies) by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (iv) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 23.02(b), other than Section 23.02(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 23.02(b) and Section 23.04, unless Section 23.02(b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 23.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 23.02(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 23.02(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

              (c) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section
23.03 and Section 23.04. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code ss.401(a)(9) and the Treasury Regulations.

         23.03 Required Minimum Distributions During Participant's Lifetime.

              (a) Amount of Required Minimum Distributions For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                  (i) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation ss.1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                  (ii) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation ss.1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

              (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 23.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

         23.04 Required Minimum Distributions After Participant's Death.

              (a) Death On or After Date Distributions Begin.

                  (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                       (A) The Participant's remaining Life Expectancy is
              calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                       (B) If the Participant's surviving spouse is the
              Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                       (C) If the Participant's surviving spouse is not the
              Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

              (b) Death Before Date Distributions Begin.

                  (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 23.04(a). Notwithstanding the foregoing, if the Designated Beneficiary is not the surviving spouse, then the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 23.02(b)(i), this Section 23.04(b) will apply as if the surviving spouse were the Participant.

         23.05 Distribution Forms. This Article XXII shall not (A) entitle the Participant or Beneficiary to any form of distribution not otherwise available under the Plan, or (B) delay the date as of which any benefit is to be paid under any other provision of the Plan.

         23.06 Definitions.

              (a) "Designated Beneficiary" means the individual who is designated as the beneficiary under Section 13.04 and is the designated beneficiary under Code ss.401(a)(9) and Treasury Regulation ss.1.401(a)(9)-1, Q&A-4.

              (b) "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 23.02(b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

              (c) "Life Expectancy" shall be computed by use of the Single Life Table in Treasury Regulation ss.1.401(a)(9)-9.

              (d) "Participant's Account Balance" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year ("Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant's Account as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

              (e) "Required Beginning Date" means the date specified in Section 12.01(a) of the Plan.


         IN WITNESS WHEREOF, Philadelphia Suburban Corporation has caused this Plan to be duly executed this 5th day of August, 2003.

Attest:                             PHILADELPHIA SUBURBAN CORPORATION



Susan Falcone                       By: Roy H. Stahl
---------------------------            ------------------------------



[Corporate Seal]

                                   APPENDIX A


                                 Prior Employers
                              With Which Service is
                           Credited for Vesting and/or
                             Participation Purposes
                                Under Article IV
                                ----------------


               EMPLOYEES HIRED                         VESTING AND/OR
      IN CONNECTION WITH THE ACQUISITION               PARTICIPATION
          OF THE FOLLOWING ENTITIES:                   SERVICE BEGINS
          --------------------------                   --------------

        AquaSource Division of DQE, Inc.        Hire date with AquaSource for
                                                eligibility and vesting

                                                 Table of Contents

                                                                                                          Page


ARTICLE I         STATEMENT OF PURPOSE.......................................................................1
     1.01         General Purpose............................................................................1
     1.02         Qualification under the Code...............................................................1

ARTICLE II        DEFINITIONS................................................................................1
     2.01         "Account" or "Accounts"....................................................................1
     2.02         "Accrued Benefit"..........................................................................1
     2.03         "Affiliate"................................................................................1
     2.04         "Beneficiary"..............................................................................2
     2.05         "Benefit Commencement Date"................................................................2
     2.06         "Board of Directors".......................................................................2
     2.07         "Catch-Up Contributions"...................................................................2
     2.08         "Catch-Up Eligible Employee"...............................................................2
     2.09         "Code".....................................................................................2
     2.10         "Compensation".............................................................................2
     2.11         "Compensation Reduction Election"..........................................................2
     2.12         "Corporation Stock"........................................................................3
     2.13         "Covered Employee".........................................................................3
     2.14         "Deferral Contribution"....................................................................3
     2.15         "Deferral Contribution Account"............................................................3
     2.16         "Discretionary Contribution"...............................................................3
     2.17         "Discretionary Contribution Account".......................................................3
     2.18         "Effective Date"...........................................................................3
     2.19         "Employee".................................................................................4
     2.20         "Employer".................................................................................4
     2.21         "Employer Matching Contribution"...........................................................4
     2.22         "Employer Matching Contribution Account"...................................................4
     2.23         "Employer Performance Contribution"........................................................4
     2.24         "Employer Performance Contribution Account"................................................4
     2.25         "Employer Profit Sharing Contribution".....................................................4
     2.26         "Employer Profit Sharing Contribution Account".............................................4
     2.27         "Employment Commencement Date".............................................................5
     2.28         "Entry Date"...............................................................................5
     2.29         "ERISA"....................................................................................5
     2.30         "ESOP Accounts"............................................................................5
     2.31         "Highly Compensated Employee"..............................................................5
     2.32         "Investment Funds".........................................................................5
     2.33         "Limitation Compensation"..................................................................6
     2.34         "Limitation Year"..........................................................................6
     2.35         "Non-Highly Compensated Employee"..........................................................6
     2.36         "Normal Retirement Age"....................................................................6
     2.37         "Normal Retirement Date"...................................................................6
     2.38         "Participant"..............................................................................6

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

                                                 Table of Contents
                                                    (continued)

                                                                                                          Page


     2.39         "Payroll Deduction Election"...............................................................7
     2.40         "Plan".....................................................................................7
     2.41         "Plan Administrator".......................................................................7
     2.42         "Plan Year"................................................................................7
     2.43         "QDRO".....................................................................................7
     2.44         "Rollover Contribution Account"............................................................7
     2.45         "Severance from Employment"................................................................7
     2.46         "Total Disability".........................................................................7
     2.47         "Trust Agreement"..........................................................................7
     2.48         "Trust Fund"...............................................................................8
     2.49         "Trustee"..................................................................................8
     2.50         "Valuation Date"...........................................................................8
     2.51         "Vesting Computation Period"...............................................................8
     2.52         "Voluntary Contribution"...................................................................8
     2.53         "Voluntary Contribution Account"...........................................................8

ARTICLE III       SERVICE....................................................................................8
     3.01         Hour of Service............................................................................8
     3.02         Determination and Crediting of Hours of Service...........................................10
     3.03         Year of Service...........................................................................10
     3.04         Break in Service..........................................................................10
     3.05         Disregarded Prior Service.................................................................11
     3.06         Excused Absence...........................................................................11
     3.07         Qualified Military Service................................................................12

ARTICLE IV        ELIGIBILITY TO PARTICIPATE................................................................12
     4.01         Initial Eligibility.......................................................................12
     4.02         Participation.............................................................................12
     4.03         Readmission after Breaks in Service and Employment Termination............................12
     4.04         Changes in Status.........................................................................13
     4.05         Special Participation Rule for AquaSource Employees.......................................13

ARTICLE V         EMPLOYER CONTRIBUTIONS....................................................................13
     5.01         Deferral Contributions....................................................................13
     5.02         Other Employer Contributions..............................................................13
     5.03         Timing and Form of Contributions..........................................................15
     5.04         Compensation Reduction Election...........................................................15
     5.05         Effective Date of Compensation Reduction Elections........................................16
     5.06         Changes in Compensation Reduction Election................................................16
     5.07         Qualified Military Service................................................................16
     5.08         Catch-Up Contributions....................................................................17

ARTICLE VI        PARTICIPANT CONTRIBUTIONS.................................................................17
     6.01         Mandatory Contributions...................................................................17
     6.02         Voluntary Contributions...................................................................17

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


                                                Table of Contents
                                                   (continued)

                                                                                                          Page



ARTICLE VII       LIMITATIONS ON CONTRIBUTIONS..............................................................18
     7.01         Maximum Amount of Deferral Contributions..................................................18
     7.02         Limitations on Deferral Contributions of Highly Compensated Participants..................19
     7.03         Limitations on Employer Matching Contributions and Voluntary Contributions of
                  Highly Compensated Participants...........................................................22
     7.04         Codess.415 Limitations....................................................................25
     7.05         Order of Reductions.......................................................................26

ARTICLE VIII      ADDITIONAL PROVISIONS CONCERNING PLAN CONTRIBUTIONS.......................................27
     8.01         Exclusive Benefit.........................................................................27
     8.02         Contributions Irrevocable - Limited Refunds...............................................27
     8.03         Contributions Contingent on Deductibility.................................................28
     8.04         Multiple Employers........................................................................28

ARTICLE IX        ROLLOVER CONTRIBUTIONS....................................................................28
     9.01         Rollover Contributions....................................................................28
     9.02         Definitions...............................................................................28

ARTICLE X         PARTICIPANTS' ACCOUNTS AND VESTING........................................................29
     10.01        Participants' Accounts....................................................................29
     10.02        Vesting...................................................................................30
     10.03        Effect of Breaks in Service on Vesting....................................................30
     10.04        Forfeitures...............................................................................30
     10.05        Restoration of Non-Vested Portion.........................................................31

ARTICLE XI        INVESTMENTS...............................................................................31
     11.01        Investment of Assets......................................................................31
     11.02        Valuations and Statements.................................................................31
     11.03        Investment Direction by Participants......................................................31
     11.04        Crediting of Investment Results...........................................................33
     11.05        Dividends Relating to the ESOP Accounts...................................................34
     11.06        Voting Rights and Tender Offers Relating to Corporation Stock.............................34

ARTICLE XII       DISTRIBUTIONS AND WITHDRAWALS.............................................................35
     12.01        Time and Form of Payment..................................................................35
     12.02        Post-Distribution Credits.................................................................38
     12.03        In-Service Withdrawals....................................................................38
     12.04        Distribution of Employer Stock............................................................39
     12.05        Direct Rollovers..........................................................................39

ARTICLE XIII      LOANS.....................................................................................41
     13.01        Loans.....................................................................................41
     13.02        Limit on Loans............................................................................42
     13.03        Interest Rate and Fees....................................................................42
     13.04        Repayment Terms and Fees..................................................................42

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


                                                Table of Contents
                                                   (continued)

                                                                                                          Page



     13.05        Separate Accounting for Loan..............................................................43
     13.06        Restrictions..............................................................................43

ARTICLE XIV       DEATH BENEFITS AND SURVIVING SPOUSE'S BENEFITS............................................43
     14.01        Death Prior to Benefit Commencement Date..................................................43
     14.02        Beneficiaries.............................................................................44
     14.03        Beneficiary Designation...................................................................44

ARTICLE XV        NONALIENATION OF BENEFITS QUALIFIED DOMESTIC RELATIONS ORDERS.............................45
     15.01        No Alienation.............................................................................45

ARTICLE XVI       PLAN ADMINISTRATOR........................................................................46
     16.01        Appointment and Tenure....................................................................46
     16.02        Meetings; Majority Rule...................................................................46
     16.03        Delegation................................................................................46
     16.04        Authority and Responsibility of the Plan Administrator....................................47
     16.05        Reporting and Disclosure..................................................................49
     16.06        Construction of the Plan..................................................................49
     16.07        Engagement of Assistants and Advisers.....................................................49
     16.08        Bonding...................................................................................50
     16.09        Compensation of the Plan Administrator....................................................50
     16.10        Indemnification of the Plan Administrator.................................................50

ARTICLE XVII      ALLOCATION AND DELEGATION OF AUTHORITY....................................................51
     17.01        Authority and Responsibilities of the Corporation.........................................51
     17.02        Authority and Responsibilities of the Plan Administrator..................................51
     17.03        Authority and Responsibilities of the Administrative Committee............................51
     17.04        Authority and Responsibilities of the Trustee.............................................51
     17.05        Limitations on Obligations of Named Fiduciaries...........................................51

ARTICLE XVIII     CLAIMS PROCEDURES.........................................................................52
     18.01        Original Claim............................................................................52
     18.02        Claims Review Procedures..................................................................52
     18.03        Appointment of the Named Appeals Fiduciary................................................53

ARTICLE XIX       AMENDMENT, DISCONTINUANCE, MERGER OR CONSOLIDATION........................................53
     19.01        Amendment.................................................................................53
     19.02        Plan Termination..........................................................................54
     19.03        Complete Discontinuance of Employer Contributions.........................................55
     19.04        Suspension of Employer Contributions......................................................55
     19.05        Merger or Consolidation...................................................................55

ARTICLE XX        ADOPTION OF PLAN BY AFFILIATES............................................................55
     20.01        Adoption of Plan..........................................................................55
     20.02        Withdrawal from Plan......................................................................55

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


                                                Table of Contents
                                                   (continued)

                                                                                                          Page



ARTICLE XXI       TOP-HEAVY PROVISIONS......................................................................56
     21.01        Top-Heavy Definitions.....................................................................56
     21.02        Top-Heavy Rules...........................................................................58

ARTICLE XXII      MISCELLANEOUS PROVISIONS..................................................................59
     22.01        No Contract of Employment.................................................................59
     22.02        Severability of Provisions................................................................59
     22.03        Heirs, Assigns and Personal Representatives...............................................59
     22.04        Headings and Captions.....................................................................60
     22.05        Gender and Number.........................................................................60
     22.06        Controlling Law...........................................................................60
     22.07        Funding Policy............................................................................60
     22.08        Title to Assets...........................................................................60
     22.09        Payments to Minors, Etc...................................................................60
     22.10        Reliance on Data and Consents.............................................................60
     22.11        Lost Payees...............................................................................61
     22.12        EGTRRA Amendments.........................................................................61

ARTICLE XXIII     MINIMUM DISTRIBUTION REQUIREMENTS.........................................................61
     23.01        General Rules.............................................................................61
     23.02        Time and Manner of Distributions..........................................................61
     23.03        Required Minimum Distributions During Participant's Lifetime..............................62
     23.04        Required Minimum Distributions After Participant's Death..................................63
     23.05        Distribution Forms........................................................................64
     23.06        Definitions...............................................................................64

APPENDIX A        ...........................................................................................1







                                                        -v-